                                                                     Exhibit 4.1


                                                                  EXECUTION COPY

================================================================================











                             PLAYTEX PRODUCTS, INC.

                    9-3/8% SENIOR SUBORDINATED NOTES DUE 2011


                  Guaranteed to the extent set forth herein by

                           the GUARANTORS named herein

                           ---------------------------

                                    INDENTURE

                            Dated as of May 22, 2001

                           ---------------------------

                        THE BANK OF NEW YORK, as Trustee

                           ---------------------------







================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                  Indenture Section

310 (a)(1)................................................................7.11
(a)(2) ...................................................................7.11
(a)(3)....................................................................N.A.
(a)(4)....................................................................N.A.
(a)(5)....................................................................7.11
(b).......................................................................7.11
(c).......................................................................N.A.
311(a)....................................................................7.12
(b).......................................................................7.12
(c).......................................................................N.A.
312 (a)...................................................................2.05
(b)......................................................................13.03
(c)......................................................................13.03
313(a)....................................................................7.07
(b)(1)....................................................................N.A.
(b)(2)....................................................................7.07;
                                                                          7.08

(c).......................................................................7.07;
                                                                         13.02

(d).......................................................................7.07
314(a)...................................................................13.05
(b).......................................................................N.A.
(c)(1)...................................................................13.04
(c)(2)...................................................................13.04
(c)(3)....................................................................N.A.
(d).......................................................................N.A.
(e)......................................................................13.05
(f).......................................................................N.A.
315 (a)...................................................................7.01
(b).......................................................................7.06;
                                                                         13.02

(c).......................................................................7.01
(d).......................................................................7.01
(e).......................................................................6.11
316 (a)(last sentence)....................................................2.09
(a)(1)(A).................................................................6.05
(a)(1)(B).................................................................6.04
(a)(2)....................................................................N.A.
(b).......................................................................6.07
(c).......................................................................2.12
317 (a)(1)................................................................6.08
(a)(2)....................................................................6.09
(b).......................................................................2.04
318 (a)..................................................................13.01
(b).......................................................................N.A.
(c)......................................................................13.01
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.


                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE...........................5
         Section 1.01  Definitions.............................................5
         Section 1.02  Other Definitions......................................26
         Section 1.03  Incorporation of TIA Provisions........................27
         Section 1.04  Rules of Construction..................................27


ARTICLE 2 THE NOTES...........................................................28
         Section 2.01  Form and Dating........................................28
         Section 2.02  Execution and Authentication...........................29
         Section 2.03  Registrar and Paying Agent.............................30
         Section 2.04  Paying Agent to Hold Money in Trust....................30
         Section 2.05  Holder Lists...........................................30
         Section 2.06  Transfer and Exchange..................................30
         Section 2.07  Replacement Notes......................................42
         Section 2.08  Outstanding Notes......................................42
         Section 2.09  Treasury Notes.........................................43
         Section 2.10  Temporary Notes........................................43
         Section 2.11  Cancellation...........................................43
         Section 2.12  Defaulted Interest.....................................43


ARTICLE 3 REDEMPTION AND PREPAYMENT...........................................44
         Section 3.01  Notices to Trustee.....................................44
         Section 3.02  Selection of Notes to Be Redeemed......................44
         Section 3.03  Notice of Redemption...................................44
         Section 3.04  Effect of Notice of Redemption.........................45
         Section 3.05  Deposit of Redemption Price............................45
         Section 3.06  Notes Redeemed in Part.................................46
         Section 3.07  Optional Redemption....................................46
         Section 3.08  Mandatory Redemption...................................46
         Section 3.09  Offer to Purchase by Application of Excess Proceeds....46


ARTICLE 4 COVENANTS...........................................................48
         Section 4.01  Payment of Notes.......................................48
         Section 4.02  Maintenance of Office or Agency........................49
         Section 4.03  Reports.  49
         Section 4.04  Compliance Certificate.................................50
         Section 4.05  Taxes.    50
         Section 4.06  Stay, Extension and Usury Laws.........................51
         Section 4.07  Limitation on Restricted Payments......................51
         Section 4.08  Dividend and Other Payment Restrictions
                       Affecting Subsidiaries.................................54
         Section 4.09  Limitation on Indebtedness.............................55
         Section 4.10  Asset Sales............................................55
         Section 4.11  Transactions with Affiliates...........................57

                                       1
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

         Section 4.12  Liens..................................................58
         Section 4.13  Corporate Existence....................................59
         Section 4.14  Offer to Repurchase Upon Change of Control.............59
         Section 4.15  No Senior Subordinated Indebtedness....................60
         Section 4.16  Designation of Restricted and Unrestricted
                       Subsidiaries...........................................61
         Section 4.17  Payments for Consent...................................61
         Section 4.18  Additional Guarantees..................................61

ARTICLE 5 SUCCESSORS..........................................................61
         Section 5.01  Merger, Consolidation, or Sale of Assets...............61
         Section 5.02  Successor Corporation Substituted......................62


ARTICLE 6 DEFAULTS AND REMEDIES...............................................63
         Section 6.01  Events of Default......................................63
         Section 6.02  Acceleration...........................................64
         Section 6.03  Other Remedies.........................................65
         Section 6.04  Waiver of Past Defaults................................65
         Section 6.05  Control by Majority....................................66
         Section 6.06  Limitation on Suits....................................66
         Section 6.07  Rights of Holders of Notes to Receive Payment..........66
         Section 6.08  Collection Suit by Trustee.............................66
         Section 6.09  Trustee May File Proofs of Claim.......................67
         Section 6.10  Priorities.............................................67
         Section 6.11  Undertaking for Costs..................................67


ARTICLE 7 TRUSTEE.............................................................68
         Section 7.01  Duties of Trustee......................................68
         Section 7.02  Rights of Trustee......................................69
         Section 7.03  Individual Rights of Trustee...........................70
         Section 7.04  Trustee's Disclaimer...................................70
         Section 7.05  Money Held in Trust....................................70
         Section 7.06  Notice of Defaults.....................................70
         Section 7.07  Reports by Trustee to Holders of the Notes.............70
         Section 7.08  Compensation and Indemnity.............................71
         Section 7.09  Replacement of Trustee.................................71
         Section 7.10  Successor Trustee by Merger, etc.......................72
         Section 7.11  Eligibility; Disqualification..........................72
         Section 7.12  Preferential Collection of Claims Against Company......73


ARTICLE 8 DEFEASANCE AND COVENANT DEFEASANCE..................................73
         Section 8.01  Option to Effect Defeasance or Covenant Defeasance.....73
         Section 8.02  Defeasance and Discharge...............................73
         Section 8.03  Covenant Defeasance....................................73
         Section 8.04  Conditions to Defeasance or Covenant Defeasance........74
         Section 8.05  Deposited Money and U.S. Government Obligations
                       to be Held in Trust; Other Miscellaneous Provisions....75
         Section 8.06  Repayment to Company...................................75

                                       2
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

         Section 8.07  Reinstatement..........................................76


ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER....................................76
         Section 9.01  Without Consent of Holders of Notes....................76
         Section 9.02  With Consent of Holders of Notes.......................77
         Section 9.03  Compliance with Trust Indenture Act....................78
         Section 9.04  Revocation and Effect of Consents......................78
         Section 9.05  Notation on or Exchange of Notes.......................78
         Section 9.06  Trustee to Sign Amendments, etc........................79
         Section 9.07  Affect on Holders of Senior Indebtedness...............79


ARTICLE 10 SUBORDINATION......................................................79
         Section 10.01 Agreement to Subordinate...............................79
         Section 10.02 Liquidation; Dissolution; Bankruptcy...................79
         Section 10.03 Default on Designated Senior Indebtedness..............80
         Section 10.04 Acceleration of Securities.............................81
         Section 10.05 When Distribution Must Be Paid Over....................81
         Section 10.06 Notice to Trustee......................................81
         Section 10.07 Subrogation............................................82
         Section 10.08 Relative Rights........................................82
         Section 10.09 Subordination May Not Be Impaired by Company...........83
         Section 10.10 Distribution or Notice to Representative...............83
         Section 10.11 Rights of Trustee and Paying Agent.....................83
         Section 10.12 Authorization to Effect Subordination..................83
         Section 10.13 No Waiver of Subordination Provisions..................84
         Section 10.14 Amendments.............................................84
         Section 10.15 Trustee's Compensation Not Prejudiced..................84


ARTICLE 11 GUARANTEES.........................................................84
         Section 11.01 Guarantee.84
         Section 11.02 Subordination of Guarantee.............................85
         Section 11.03 Limitation of Guarantor Liability......................85
         Section 11.04 Execution And Delivery Of Guarantee....................86
         Section 11.05 Guarantors May Consolidate, Etc., On Certain Terms.....86
         Section 11.06 Releases Following Sale Of Assets......................87


ARTICLE 12 SATISFACTION AND DISCHARGE.........................................88
         Section 12.01 Satisfaction and Discharge.............................88
         Section 12.02 Application of Trust Money.............................89


ARTICLE 13 MISCELLANEOUS......................................................89
         Section 13.01 Trust Indenture Act Controls...........................89
         Section 13.02 Notices................................................89
         Section 13.03 Communication by Holders of Notes with Other
                       Holders of Notes.......................................90
         Section 13.04 Certificate and Opinion as to Conditions Precedent.....90
         Section 13.05 Statements Required in Certificate or Opinion..........91
         Section 13.06 Rules by Trustee and Agents............................91

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

         Section 13.07 No Personal Liability of Directors, Officers,
                       Employees and Stockholders.............................91
         Section 13.08 Governing Law..........................................91
         Section 13.09 No Adverse Interpretation of Other Agreements..........91
         Section 13.10 Successors.............................................92
         Section 13.11 Severability...........................................92
         Section 13.12 Counterpart Originals..................................92
         Section 13.13 Table of Contents, Headings, etc.......................92

EXHIBITS
Exhibit A1: FORM OF NOTE
Exhibit A2: FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B:  FORM OF CERTIFICATE OF TRANSFER
Exhibit C:  FORM OF CERTIFICATE OF EXCHANGE
Exhibit D:  FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL
            ACCREDITED INVESTOR
Exhibit E:  FORM OF GUARANTEE
Exhibit F:  FORM OF SUPPLEMENTAL INDENTURE

SCHEDULE

Schedule 1: GUARANTORS

      INDENTURE dated as of May 22, 2001, by and among Playtex Products, Inc., a Delaware corporation (the "COMPANY"), the guarantors listed on Schedule 1 hereto (the "GUARANTORS") and The Bank of New York, as Trustee (the "TRUSTEE").

      The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9-3/8% Senior Subordinated Notes due 2011 (the "NOTES").


                                   ARTICLE 1

                    DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01      DEFINITIONS.

      "144A GLOBAL NOTE" means the form of the Notes initially sold to QIBs.

      "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person:

      (a) existing at the time such Person becomes a Restricted Subsidiary; or

      (b) assumed in connection with the acquisition of assets from such Person,

in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary upon such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

      "ADDITIONAL NOTES" means Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

      "AFFILIATE" of any specified Persons means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of more than 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

Notwithstanding the foregoing, no Person (other than the Company or any Restricted Subsidiary of the Company) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Company or any of its Restricted Subsidiaries solely by reason of such Investment.

      "AGENT" means any Registrar, Paying Agent or co-registrar.

      "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

      "ASSET SALE" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction but not the grant of a pledge or security interest) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of:

      (a) any Capital Stock of any Subsidiary held by the Company or any Restricted Subsidiary;

      (b) all or substantially all of the properties and assets of any division or line of business of the Company or any of its Restricted Subsidiaries; or

      (c) any other properties or assets (other than cash) of the Company or any Restricted Subsidiary, other than in the ordinary course of business.

      For the purposes of this definition, the term "Asset Sale" shall not include:

      (a) any transfer of properties or assets that is governed by the provisions of Article 5 hereof,

      (b) any transfer of properties or assets from any Restricted Subsidiary to the Company in accordance with the terms of the Indenture,

      (c) any transfer of properties or assets having a market value of less than $2,000,000 (it being understood that if the market value of the properties or assets being transferred exceeds $2,000,000, the entire value and not just the portion in excess of $2,000,000, shall be deemed to have been the subject of an Asset Sale),

      (d) any transfer of properties or assets to any Restricted Subsidiary,

      (e) any transfer of properties or assets which are obsolete to the Company's and its Restricted Subsidiaries' businesses,

      (f) any transfer of properties or assets from any Restricted Subsidiary to any other Restricted Subsidiary;

      (g) any transfer or sale of accounts receivable, equipment or related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof as determined in accordance with GAAP. For the purposes of this clause (g), Purchase Money Notes shall be deemed to be cash; or

      (h) any Restricted Payment or Permitted Investment permitted by the terms of this Indenture.

      "AVERAGE LIFE TO STATED MATURITY" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (2) the sum of all such principal payments.

      "BANKRUPTCY LAW" means Title 11 of the United States Code, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

      "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person", such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

      "BOARD OF DIRECTORS" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

      "BUSINESS DAY" means any day other than a Legal Holiday.

      "CAPITAL LEASE OBLIGATION" of any Person means any obligations of such Person and its Restricted Subsidiaries on a consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

      "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock.

      "CASH EQUIVALENTS" means:

      (a) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America of any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof);

      (b) certificates of deposit or acceptances with a maturity of 190 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000;

      (c) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States or the District of Columbia and rated A-1 (or higher) according to S&P or P-1 (or higher) according to Moody's or at least an equivalent rating category of another nationally recognized securities rating agency;

      (d) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000; and

      (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition.

      "CLEARSTREAM" means Clearstream Banking, S.A.

      "CHANGE OF CONTROL" means the occurrence of any of the following events:

      (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders or any of their Related Parties or a Permitted Group, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of all classes of Voting Stock of the Company;

      (b) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction:

            (i) where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company); or

            (ii) where no "person" or "group" other than Permitted Holders or any of their Related Parties or a Permitted Group Beneficially Owns immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation; or

      (c) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Article 5 hereof.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "COMMON STOCK" means the common stock, par value $.01 per share, of the Company.

      "COMPANY" means Playtex Products, Inc., a Delaware corporation, or any successor thereto as permitted by Article 5 hereof.

      "CONSOLIDATED ASSETS" means with respect to the Company, the total assets shown on the balance sheet of the Company and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, as of the end of the Company's latest full fiscal quarter.

      "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, for any Person for any period, the ratio of:

      (a) the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash Charges deducted in computing Consolidated Net Income (Loss), in each case, for such period, of such Person and its Restricted Subsidiaries on a consolidated basis, all determined in accordance with GAAP, to

      (b) the sum of Consolidated Interest Expense for such period and cash dividends paid on any Preferred Stock of such Person and non-cash dividends paid on Redeemable Capital Stock of such Person (other than dividends paid in Qualified Capital Stock) during such period, provided that:

            (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness and (1) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (2) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying, at the option of such Person, either the fixed or floating rate; and

            (ii) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

      "CONSOLIDATED INCOME TAX EXPENSE" means, for any period, as applied to any Person, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP.

      "CONSOLIDATED INTEREST EXPENSE" of any Person means, without duplication, for any period, as applied to any Person, the sum of:

      (a) the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, including, without limitation:

            (i) amortization of debt discount and other deferred financing costs (but excluding the write off and amortization of deferred financing costs that will occur in connection with the Refinancing Transactions);

            (ii) the net cost under interest rate contracts (including amortization of discounts);

            (iii) the interest portion of any deferred payment obligation; and

            (iv)  accrued interest, plus

            (b) (i) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person during such period; and

            (ii) all capitalized interest of such Person and its Restricted Subsidiaries,

      in each case as determined in accordance with GAAP; provided that interest expense on the 15 1/2% Junior Subordinated Notes due 2003 shall be included in Consolidated Interest Expense only to the extent that such interest expense exceeds the amount of interest income that the Company earns on the 15% Debentures due 2003 of Playtex Apparel Partners, L.P.

      "CONSOLIDATED NET INCOME (LOSS)" of any Person means, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such consolidated net income (or loss), by excluding, without duplication:

      (a) all extraordinary gains and losses and all charges associated with the Refinancing Transactions;

      (b) the portion of consolidated net income (or loss) of such Person and its Restricted Subsidiaries allocable to interests in Persons that are not Restricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries;

      (c) net income (or loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination;

      (d) aggregate net gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business;

      (e) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders;

      (f) all interest income earned by the Company on the 15% Debentures due 2003 of Playtex Apparel Partners, L.P. unless such interest income (i) exceeds the interest expense owed by the Company to Playtex Apparel Partners, L.P. pursuant to the 15 1/2% Junior Subordinated Notes due 2003 and (ii) is actually paid to the Company in cash;

      (g) all interest expense owed by the Company to Playtex Apparel Partners, L.P. on the 15 1/2% Junior Subordinated Notes due 2003 to the extent that such interest expense is offset by interest income on the 15% Debentures due 2003 of Playtex Apparel Partners, L.P.

      (h) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued at any time following the date of this Indenture; or

      (i) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of such Person.

      "CONSOLIDATED NON-CASH CHARGES" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

      "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

      "CREDIT AGREEMENT" means the Credit Agreement, and all guarantees, pledge agreements, security agreements and similar agreements and instruments to be entered into as part of the Refinancing Transactions, between the Company, the lenders thereto and Credit Suisse First Boston as administrative agent for the lenders, as any of them may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

      "CREDIT FACILITIES" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

      "CUSTODIAN" means any receiver, Trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      "DEFAULT" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

      "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      "DESIGNATED SENIOR INDEBTEDNESS" means:

      (a) all Senior Indebtedness under the Credit Agreement; and

      (b) any other Senior Indebtedness which, at the time of determination has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $50,000,000 and is specifically designated by the Company, with the consent of the administrative agent under the Credit Agreement if the Credit Agreement is then in effect, in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "DESIGNATED SENIOR INDEBTEDNESS."

      "DISINTERESTED DIRECTOR" means, with respect to any transaction or series of related transactions, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

      "DOMESTIC SUBSIDIARY" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

      "EQUITY OFFERING" means any sale of Qualified Capital Stock of a Person
(a) to the public pursuant to an effective registration statement under the Securities Act or (b) in a private placement pursuant to an exemption from the registration requirements of the Securities Act.

      "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "EXCHANGE NOTES" means the Notes issued in the Exchange Offer pursuant to
Section 2.06(f) hereof.

      "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

      "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

      "EXCLUDED ASSETS" means the assets and other property held by the Company (including shares of Capital Stock) relating to the Jhirmack Business.

       "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of this Indenture.

      "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A1 hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

      "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

      "GUARANTEE" means the guarantee by any Guarantor of the Indenture Obligations.

      "GUARANTEED DEBT" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness that has been guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

      (a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness;

      (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss;

      (c) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered);

      (d) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor; or

      (e) otherwise to assure a creditor against loss: provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

      Notwithstanding the foregoing, Guaranteed Debt shall not include any Indebtedness of a Securitization Entity solely by reason of the Standard Securitization Undertakings.

      "GUARANTOR" means any guarantor of the Notes.

      "HOLDER" means a Person in whose name a Note is registered.

      "IAI GLOBAL NOTE" means the global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount by the Notes sold to Institutional Accredited Investors.

      "INDEBTEDNESS" means, with respect to any Person, without duplication:

            (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities, now or hereafter outstanding;

            (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

            (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

            (d) all obligations under Interest Rate Agreements of such Person;

            (e) all Capital Lease Obligations of such Person;

            (f) all Indebtedness referred to in clauses (a) through (e) of the definition of "Indebtedness" of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness;

            (g) all Guaranteed Debt of such Person;

            (h) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

            (i) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any Indebtedness of the types referred to in clauses (a) through (i) of this definition of "Indebtedness."

      Notwithstanding the foregoing, Indebtedness of the Company and its Restricted Subsidiaries shall not include any Indebtedness of a Securitization Entity solely by reason of the Standard Securitization Undertakings.

      For the purposes hereof, the maximum fixed repurchase price of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the Board of Directors of such Person.

      "INDENTURE" means this Indenture, as amended or supplemented from time to time.

      "INDENTURE OBLIGATIONS" means the obligations of the Company under this Indenture or under the Notes to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Notes, according to the terms thereof. If any Indebtedness has been satisfied or discharged or defeased (either by Defeasance or Covenant Defeasance), then such Indebtedness shall not be deemed to be outstanding for the purposes of this Indenture.

      "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

      "INITIAL NOTES" means the first $350,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

      "INITIAL PURCHASERS" means Credit Suisse First Boston Corporation and Wells Fargo Brokerage Services, LLC.

      "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

      "INTEREST PAYMENT DATE" means June 1 and December 1.

      "INTEREST RATE AGREEMENTS" means one or more of the following agreements which shall be entered into by one or more financial institutions, interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

      "INVESTMENT" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures, limited liability company interests or other securities issued or owned by, any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

      "JHIRMACK BUSINESS" means the assets and liabilities of the Company and its Subsidiaries relating to Jhirmack hair care products, including the Capital Stock of any Subsidiary, substantially all of the assets and liabilities of which relate to Jhirmack hair care products.

      "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or the city in which the principal corporate trust office of the Trustee is located, or at a place of payment, are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

      "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

      "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

      "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

      "MARKETING CORPORATION" means Playtex Marketing Corporation, a Delaware corporation.

      "MATERIAL SUBSIDIARY" means each Restricted Subsidiary of the Company which:

      (a) for the most recent fiscal year of the Company accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries; or

      (b) at the end of such fiscal year, was the owner (beneficial or otherwise) of more than 10% of the Consolidated Assets of the Company and its Restricted Subsidiaries, all as shown on the Company's consolidated financial statements for such fiscal year.

In addition, Marketing Corporation shall be deemed to be a "Material
Subsidiary."

      "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

      "NET CASH PROCEEDS" means:

      (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock, or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of:

            (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

            (ii) provisions for all taxes payable as a result of such Asset
      Sale;

            (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale;

            (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale; and

            (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officer's certificate delivered to the Trustee; and

      (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, as referred to in Section 4.07 hereof, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

      "NON-U.S. PERSON" means a Person who is not a U.S. Person.

      "NOTE CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

      "NOTES" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

      OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person or any other officer designated by the Board of Directors.

      "OFFICER'S CERTIFICATE" means a certificate signed on behalf of the Company by an Officer of the Company. The officer must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements of
Section 13.05 hereof.

      "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

      "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Company that is PARI PASSU in right of payment to the Notes.

      "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

      "PERMITTED GROUP" means any group of investors that is deemed to be a "person" (as that term is used in Section 13(d)(3) of the Exchange Act) and that includes any of the Permitted Holders described in clause (i) of the definition of "Permitted Holders;" PROVIDED that no single Person (other than the Permitted Holders and their Related Parties) Beneficially Owns more than 50% of the outstanding Voting Stock of the Company.

      "PERMITTED HOLDERS" means (i) HWH Capital Partners, L.P., HWH Valentine Partners, L.P., HWH Surplus Valentine Partners, L.P. or Haas Wheat & Partners Incorporated and any of their respective Affiliates; (ii) any officer or other member of management employed by the Company or any Subsidiary as of the date of this Indenture; (iii) BLUM Capital Partners, Richard C. Blum & Associates, Inc., and RCBA GP, L.L.C.; (iv) Stinson Capital Partners, L.P., Stinson Capital Partners II, L.P., Stinson Capital Partners III, BK Capital Partners IV, L.P., RCBA-Playtex, L.P. and RCBA Strategic Partners, L.P., in each case, for so long as BLUM Capital Partners serves as the general partner of such partnership; (v) The Carpenters Pension Trust for Southern California, The Common Fund for its Multi-Strategy and Value Opportunity Funds, The United Brotherhood of Carpenters Pension Plan, and Stinson Capital Fund (Cayman), Ltd., in each case, for so long as BLUM Capital Partners has voting and investment discretion over such investment advisory account; (vi) Robert B. Haas, Douglas D. Wheat and Richard
C. Blum; (vii) family members or relatives of the persons described in clauses
(i), (ii), (iii), (iv) and (vi); (viii) any trusts created for the benefit of the persons described in clauses (i), (ii), (iii), (iv), (vi) and (vii); (ix) in the event of the death or incompetence of an individual described in clauses
(i), (ii), (iii), (iv), (vi) or (vii), such person's estate, executor, administrator, committee or other personal representatives or beneficiaries; and
(x) upon a
distribution by a partnership described in clause (i), (iii) or (iv) of all or any of the stock of the Company, the limited partners of such partnership.

      "PERMITTED INDEBTEDNESS" means the following:

      (a) Indebtedness of the Company under one or more Credit Facilities in an aggregate principal amount under this clause (a) at any one time outstanding not to exceed $725,000,000 LESS the amount applied to repay term loans under Credit Facilities since the date of this Indenture with the Net Cash Proceeds of Asset Sales and LESS any commitment reductions with respect to revolving loans under Credit Facilities since the date of this Indenture as a result of repayments with the Net Cash Proceeds of Asset Sales and LESS the amount of all outstanding commitments under the Receivables Facility or any similar facility entered into in connection with a Qualified Securitization Transaction (whether or not any amounts are actually outstanding thereunder);

      (b) Guarantees of any Indebtedness of the Company by any of the Guarantors or guarantees of any Indebtedness of any Subsidiary by the Company or any Guarantor;

      (c) Indebtedness of the Company pursuant to the Notes to be issued on the date of this Indenture and the Exchange Notes to be issued pursuant to the registration rights agreement and Indebtedness of any Guarantor pursuant to a Guarantee of any such Notes;

      (d) Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of this Indenture;

      (e) Indebtedness:

            (i) of the Company owing to a Restricted Subsidiary; or

            (ii) of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

      PROVIDED that any such Indebtedness of the Company owing to a Restricted Subsidiary, is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes. Notwithstanding the foregoing, any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (e) and any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to the Company or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by the Company or such other Restricted Subsidiary that is not permitted by this clause (e);

      (f) obligations of the Company or any Restricted Subsidiary pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any of its Restricted Subsidiaries, which obligations do not exceed the aggregate principal amount of such Indebtedness;

      (g) trade and standby letters of credit issued for the account of the Company or any Restricted Subsidiary of the Company in the ordinary course of its business (excluding letters of credit described in clauses (h) and (i) below);

      (h) letters of credit of up to $15,000,000 in the aggregate at any time outstanding issued for the account of the Company or any Restricted Subsidiary of the Company for any purpose other than in the ordinary course of business;

      (i) letters of credit issued for the account of the Company or any of its Restricted Subsidiaries in support of self-insurance obligations and in support of Indebtedness under industrial revenue bonds, to the extent that such obligations or such Indebtedness are recorded on the balance sheet of the Company or any of its Restricted Subsidiaries;

      (j) Capital Lease Obligations, industrial revenue bonds and Purchase Money Obligations of the Company or any Restricted Subsidiary, not to exceed $25,000,000 in the aggregate at any time outstanding (and any refinancings thereof);

      (k) Indebtedness of the Company or any Restricted Subsidiary that is not a Domestic Subsidiary incurred to fund the working capital requirements of that Subsidiary in an amount not to exceed $25,000,000 in the aggregate at any time outstanding;

      (l) any renewals, extensions, substitutions, refundings, refinancing or replacements (collectively, a "refinancing") of any Indebtedness incurred pursuant to the Consolidated Fixed Charge Coverage Ratio test in Section 4.09 hereof or pursuant to clauses (c) or (d) of this definition of "Permitted Indebtedness," including any successive refinancings so long as

            (i) such refinancing does not increase the aggregate principal amount of Indebtedness represented thereby plus:

                  (A) the amount of any premium required to be paid in
            connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, and

                  (B) the amount of the expenses of the Company reasonably
            estimated to be incurred in connection with such refinancing, and

            (ii) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

      (m) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is non-recourse to the Company or any Restricted Subsidiary of the Company (except for Standard Securitization Undertakings) in an aggregate amount not to exceed $725,000,000 LESS the amount outstanding under clause (a) of this definition of Permitted Indebtedness;

      (n) Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (a) through (m) of this definition of "Permitted Indebtedness" in an aggregate principal amount outstanding at any given time not to exceed $50,000,000, which amount, notwithstanding the provisions of clause
(a) hereof, may be incurred under the Credit Agreement.

      In the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses
(a) through (n) above, or would be permitted to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof, the Company will be permitted to classify such item of Indebtedness, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this definition and Section 4.09 hereof. Indebtedness under the Credit Agreement outstanding on the date on which Notes are first issued and authenticated under this Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (a) of this definition.

      "PERMITTED INVESTMENT" means:

      (a) Investments in the Company or in any Restricted Subsidiary or Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

            (i) such Person becomes a Restricted Subsidiary; or

            (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary,

      (b) Investments in the Notes;

      (c) Indebtedness owing to the Company or a Restricted Subsidiary described under clause (e) of the definition of "Permitted Indebtedness;"

      (d) Temporary Cash Investments;

      (e) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 4.10 hereof, to the extent such Investments are non-cash consideration as permitted under said Section 4.10;

      (f) any Investment by the Company or a Restricted Subsidiary in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note, equity interest or limited liability company interest;

      (g) Investments in existence on the date of this Indenture; and

      (h) in addition to the Investments described in clauses (a) through (g) of this definition of "Permitted Investments," Investments in any Unrestricted Subsidiary or in any joint venture or other entity in an amount not to exceed $35,000,000 in the aggregate at any one time outstanding (with each such Investment being valued as of the date made and without regard to subsequent changes in value).

      "PERMITTED JUNIOR SECURITIES" means:

      (a) Qualified Capital Stock of the Company; or

      (b) debt securities of the Company that are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Indebtedness pursuant to this Indenture, that have a final maturity date and a weighted average life to maturity which is at least six months greater than the Senior Indebtedness or the debt securities issued in exchange for such Senior Indebtedness, as the case may be, and that are not secured by a Lien on any assets.

      "PERSON" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "PREFERRED STOCK" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

      "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

      "PURCHASE MONEY NOTE" means a promissory note of a Securitization Entity evidencing amounts owed to the Company or any Restricted Subsidiary in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest and principal and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

      "PURCHASE MONEY OBLIGATION" means any Indebtedness secured by a Lien on assets related to the business of the Company or its Restricted Subsidiaries, and any additions and accessions thereto, which are purchased by the Company or any Restricted Subsidiary at any time after the Notes are issued; PROVIDED that:

      (a) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom;

      (b) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness; and

            (c) (i) the aggregate outstanding principal amount of indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company or any Restricted Subsidiary of the assets subject thereto (including expenses); or

            (ii) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

      "QUALIFIED CAPITAL STOCK" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

      "QUALIFIED SECURITIZATION TRANSACTION" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:

      (a) a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries); and

      (b) any other Person (in the case of a transfer by a Securitization
Entity),

      or may grant a security interest in any accounts receivable or equipment (whether now existing or arising or acquired in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "RECEIVABLES FACILITY" means an off-balance sheet receivables purchase facility entered into through a Securitization Entity.

      "RECORD DATE" means May 15 and November 15.

      "REDEEMABLE CAPITAL STOCK" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Redeemable Capital Stock but for the provisions thereof giving the holders the right to require such Person to redeem or repurchase such Capital Stock upon the occurrence of an Asset Sale or Change of Control shall not be deemed to be Redeemable Capital Stock.

      "REFINANCING TRANSACTIONS" means:

      (a) entering into the Credit Agreement;

      (b) entering into the Receivables Facility;

      (c) the repayment of all amounts outstanding under all existing credit agreements;

      (d) the redemption, within 60 days after the date of this Indenture, of all the outstanding 8-7/8% Senior Notes due 2004 of the Company and the related satisfaction and discharge of such notes; and

      (e) the redemption, within 60 days after the date of this Indenture, of all the outstanding 9% Senior Subordinated Notes due 2003 of the Company and the related satisfaction and discharge of such notes.

      "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of May 22, 2001, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

      "REGULATION S" means Regulation S promulgated under the Securities Act.

      "REGULATION S GLOBAL NOTE" means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.

      "REGULATION S PERMANENT GLOBAL NOTE" means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

      "REGULATION S TEMPORARY GLOBAL NOTE" means a temporary Global Note in the form of Exhibit A2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

      "REGULATION S TEMPORARY GLOBAL NOTE LEGEND" means the legend set forth in 2.06(g)(iii), which is required to be placed on the Regulation S Temporary Global Note issued under this Indenture.

      "RELATED PARTY" means:

      (a) any controlling stockholder, 50% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Permitted Holder; or

      (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 50% or more controlling interest of which consist of any one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (a); or

      (c) any corporation or other entity owned by the former stockholders of the Company that is created solely for the purpose of creating a holding company whose only significant asset is 100% of the Capital Stock of the Company.

      "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

      "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

      "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

      "RESTRICTED PERIOD" means the 40-day distribution compliance period as defined in Regulation S.

      "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "RULE 144" means Rule 144 promulgated under the Securities Act.

      "RULE 144A" means Rule 144A promulgated under the Securities Act.

      "RULE 903" means Rule 903 promulgated under the Securities Act.

      "RULE 904" means Rule 904 promulgated under the Securities Act.

      "SECURITIES ACT" means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

      "SECURITIZATION ENTITY" means any Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers accounts receivable or equipment (and related assets, including contract rights) which engages in no activities other than in connection with the financing of accounts receivable or equipment or related assets (including contract rights) and which is designated by the Board of Directors as a Securitization Entity.

      "SENIOR INDEBTEDNESS" means:

      (a) The principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceedings), fees, costs, expenses, reimbursements, indemnifications and all other obligations on any Indebtedness of the Company or any Guarantor (other than as otherwise provided in this definition), whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

      (b) Without limiting the generality of the clause (a) of this definition, "SENIOR INDEBTEDNESS" shall include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceedings) on all obligations of every nature of the Company or any Guarantor from time to time owed to the lenders under the Credit Agreement; PROVIDED, HOWEVER, that any Indebtedness under any refinancing, refunding, or replacement of the Credit Agreement shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is expressly subordinate in right of payment to any other Indebtedness of the Company.

      Notwithstanding clauses (a) and (b) above, "SENIOR INDEBTEDNESS" shall not include:

      (a) Indebtedness evidenced by the Notes;

      (b) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company;

      (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company;

      (d) Indebtedness which is represented by Redeemable Capital Stock;

      (e) any liability for foreign, federal, state, local or other taxes owed or owing by the Company;

      (f) Indebtedness of the Company to a Subsidiary;

      (g) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture; and

      (h) the Company's 8-7/8% Senior Notes due 2004, the Company's 9% Senior Subordinated Notes due 2003, the 15 1/2% Junior Subordinated Notes due 2003 and the Company's 6% Convertible Subordinated Notes due 2004.

      "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

      "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in an accounts receivable or equipment transaction.

      "STATED MATURITY" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

      "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company subordinated in right of payment to the Notes.

      "SUBSIDIARY" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

      "S&P" means Standard & Poor's Ratings Group or any successor thereto.

      "TEMPORARY CASH INVESTMENTS" means:

      (a) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America;

      (b) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, the Trustee or a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-l" (or higher) according to Moody's or any successor rating agency or "A-l" (or higher) according to S&P or any successor rating agency;

      (c) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-l" (or higher) according to S&P and

      (d) any money market deposit accounts issued or offered by the Trustee or a domestic commercial bank having capital and surplus in excess of $500,000,000.

      "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

      "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

      "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

      "UNRESTRICTED GLOBAL NOTE" means a permanent global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

      "UNRESTRICTED SUBSIDIARY" means any Subsidiary that would but for this definition of "Unrestricted Subsidiary" be a Restricted Subsidiary as to which all of the following conditions apply:

      (a) neither the Company nor any of its other Restricted Subsidiaries provides credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) other than Permitted Investments and Standard Securitization Undertakings;

      (b) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness;

      (c) neither the Company nor any of its Restricted Subsidiaries has made an Investment in such Subsidiary unless such Investment was permitted by Section
4.07 hereof; and

      (d) the Board of Directors of the Company, as provided below, shall have designated such Subsidiary (including any newly formed or acquired Subsidiary) to be an Unrestricted Subsidiary; PROVIDED that after giving effect to such designation, such Unrestricted Subsidiary does not own, directly or indirectly, any Capital Stock of any other Restricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors giving effect to such designation and an officer's certificate certifying that such designation complies with the foregoing conditions.

      The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; PROVIDED that:

      (a) immediately after giving pro forma effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under Section 4.09 hereof;

      (b) all Indebtedness of such Unrestricted Subsidiary shall be deemed to be incurred on the date such Unrestricted Subsidiary becomes a Restricted Subsidiary; and

      (c) the redesignation would not cause an Event of Default.

      Any Subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary for purposes of this Indenture.

      "UNRESTRICTED SUBSIDIARY INDEBTEDNESS" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary:

      (a) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to such Indebtedness) except to the extent of the Standard Securitization Undertakings and any Permitted Investment;

      (b) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity other than under the terms of any Indebtedness existing on the date of this Indenture; and

      (c) as to which lenders have been notified in writing that they will not have any recourse to the assets of the Company or the stock or assets of any of its Restricted Subsidiaries, except to the extent of the Standard Securitization Undertakings and any Permitted Investment.

      "U.S. PERSON" means a U.S. person as defined in Rule 902(k) under the Securities Act.

      "VOTING STOCK" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or Trustees of a corporation or other entity (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

SECTION 1.02      OTHER DEFINITIONS.

                                                         Defined in
              Term                                         Section


         "Asset Sale Offer"...................................3.09
         "Authentication Order"...............................2.02
         "Change of Control Offer"............................4.15
         "Change of Control Payment"..........................4.15
         "Change of Control Payment Date" ....................4.15
         "Covenant Defeasance"................................8.03
         "Defeasance".........................................8.02
         "Defeasance Redemption Date".........................8.04
         "DTC"................................................2.03
         "Event of Default"...................................6.01

         "Excess Proceeds"....................................4.10
         "incur"..............................................4.09
         "Initial Blockage Period" ...........................10.03
         "Defeasance" ........................................8.02
         "Non-payment Default"................................10.03
         "Note Amount"........................................4.10
         "Offer"..............................................4.10
         "Offer Amount".......................................3.09
         "Offer Period".......................................3.09
         "Offered Price"......................................4.10
         "Pari Passu Debt Amount".............................4.10
         "Pari Passu Offer"...................................4.10
         "Participating Broker-Dealer"........................2.06(b)(iv)(c)
         "Paying Agent".......................................2.03
         "Payment Blockage Notice"............................10.03
         "Payment Blockage Period"............................10.03
         "Permitted Payments".................................4.09
         "Purchase Date"......................................3.09
         "Refinance"..........................................4.07
         "Registrar"..........................................2.03
         "Representative".....................................10.02
         "Required Filing Dates"..............................4.03
         "Restricted Payments"................................4.07
         "Surviving Entity"...................................5.01

SECTION 1.03      INCORPORATION OF TIA PROVISIONS.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "INDENTURE SECURITIES" means the Notes;

      "INDENTURE SECURITY HOLDER" means a Holder of a Note;

      "INDENTURE TO BE QUALIFIED" means this Indenture;

      "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

      "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04      RULES OF CONSTRUCTION.

      Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the
            plural include the singular;

                  (5) provisions apply to successive events and transactions;
            and

                  (6) references to sections of or rules under the Securities
            Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.


                                    ARTICLE 2
                                    THE NOTES

SECTION 2.01      FORM AND DATING.

      (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A1 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples of $1,000.

      The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of Exhibit A1 or A2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

      (c) TEMPORARY GLOBAL NOTES. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officer's Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

      (d) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

      (D) CUSIP NUMBERS. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

SECTION 2.02      EXECUTION AND AUTHENTICATION.

      One Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

      If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

      A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall, upon a written order of the Company signed by one Officer (an "AUTHENTICATION ORDER"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes, plus Additional Notes issued pursuant to this Section 2.02 and Section 4.09 hereof PROVIDED that the aggregate principal amount of Notes issued under this Indenture may not exceed $500,000,000 except as provided in Section 2.07 hereof.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03      REGISTRAR AND PAYING AGENT.

      The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

      The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

      The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04      PAYING AGENT TO HOLD MONEY IN TRUST.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05      HOLDER LISTS.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06      TRANSFER AND EXCHANGE.

      (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; PROVIDED that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and
(y) the receipt by the Registrar of any certification required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except as provided in this Section 2.06. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

      (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

            (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; PROVIDED that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to
      (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certification required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

            (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a
            beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transferee will take delivery in the form of a
            beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transferee will take delivery in the form of a
            beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above, and:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer
            (as defined in the Registration Rights Agreement) pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                        (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

      Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

      (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES.

            (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
            (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a
            Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an
            Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the
            Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

      the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
      Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (ii) BENEFICIAL INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE TO DEFINITIVE NOTES. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certification required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

            (iii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
                  (1)(b) thereof; or

                        (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar so requests or it the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iv) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
      Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

      (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

            (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
            (3) thereof, if applicable;

                  (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof; or

                  (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

      the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
      (A) above, the appropriate Restricted Global Note, in the case of clause
      (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note and, in all other cases, the IAI Global Note.

            (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the Holder of such Definitive Notes proposes to
                  exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                        (2) if the Holder of such Definitive Notes proposes to
                  transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      Upon satisfaction of the conditions of any of the subparagraphs in this
      Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

            (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

            If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

      (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule
            904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Participating
            Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the Holder of such Restricted Definitive Notes
                  proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such

                  Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                        (2) if the Holder of such Restricted Definitive Notes
                  proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

      (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

      (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

      (i) PRIVATE PLACEMENT LEGEND.

                  (A) Except as permitted by subparagraph (B) below, each Global
            Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

      "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS

      NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

      THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
      (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
      (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
      (V) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                  (B) Notwithstanding the foregoing, any Global Note or
            Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(iii),
            (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section
            2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

            (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

      "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND
      (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

            (iii) REGULATION S TEMPORARY GLOBAL NOTE LEGEND. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

      "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

      (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

      (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

            (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

            (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

            (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of 15 Business Days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

            (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest and Liquidated Damages, if any, on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

            (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

            (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

      Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

      The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under any applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07      REPLACEMENT NOTES.

      If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08      OUTSTANDING NOTES.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the

Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07 hereof.

      If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

      If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09      TREASURY NOTES.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10      TEMPORARY NOTES.

      Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall, as soon as practicable upon receipt of the written order of the Company signed by an Officer of the Company, authenticate definitive Notes in exchange for temporary Notes.

      Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11      CANCELLATION.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes according to its standard operating procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction or disposition of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12      DEFAULTED INTEREST.

      If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in

Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special Record Date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION 3.01      NOTICES TO TRUSTEE.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 90 days before a redemption date, an Officer's Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02      SELECTION OF NOTES TO BE REDEEMED.

      If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a PRO RATA basis, by lot or by another method as the Trustee shall deem fair and appropriate. In the event of a partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 90 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

      The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000 and no Notes of less than $1,000 can be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03      NOTICE OF REDEMPTION.

      Subject to the provisions of Section 3.09 hereof, notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that notice of redemption may be mailed more than 60 days prior to the redemption date if such notice is issued in connection with a Defeasance of the Notes, a satisfaction and discharge of the Notes or an optional redemption of the Notes made in accordance with Section 3.07 hereof.

      The notice shall identify the Notes to be redeemed and shall state:

      (a) the redemption date;

      (b) the redemption price;

      (c) the CUSIP number; if any;

      (d) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

      (e) the name and address of the Paying Agent;

      (f) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

      (g) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

      (h) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

      (i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least seven days prior to the date on which a notice of redemption is to be sent, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04      EFFECT OF NOTICE OF REDEMPTION.

      Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05      DEPOSIT OF REDEMPTION PRICE.

      On or prior to 11.00 a.m., New York City time, on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

      If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest and Liquidated Damages, if any, not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06      NOTES REDEEMED IN PART.

      Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07      OPTIONAL REDEMPTION.

      (a) Except as provided below, the Notes will not be redeemable at the Company's option prior to June 1, 2006. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 90 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

          YEAR                                   PERCENTAGE

          2006...................................104.688%
          2007...................................103.125%
          2008...................................101.563%
          2009 and thereafter....................100.000%

      Notwithstanding the foregoing, at any time prior to June 1, 2004, the Company may redeem up to 35% of the aggregate principal amount of Notes from time to time issued under this Indenture at a redemption price of 109.375% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; PROVIDED that:

            (i) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of the redemption (excluding Notes held by the Company and its Subsidiaries); and

            (ii) the redemption shall be made within 90 days of the date of the closing of any such Equity Offering.

      (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08      MANDATORY REDEMPTION.

      The Company is not required to make mandatory redemption of, or sinking fund payments with respect to, the Notes.

SECTION 3.09      OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

      In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (a "ASSET SALE OFFER"), it shall follow the procedures specified below.

      The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

      If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

      The Notes shall be purchased by the Company, at the option of the Holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to Holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all Notes tendered.

      The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

      Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

      (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

      (b) the Offer Amount, the purchase price and the Purchase Date;

      (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

      (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

      (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

      (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

      (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

      (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

      (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

      On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

      Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01      PAYMENT OF NOTES.

      The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Interest on the Notes will accrue at the rate of 9-3/8% per year. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, (i) holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due and (ii) is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; and shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02      MAINTENANCE OF OFFICE OR AGENCY.

      The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03      REPORTS.

      Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "REQUIRED FILING DATES") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event within 15 days of each Required Filing Date:

      (a) transmit, or instruct the Trustee on behalf of and at the expense of the Company to transmit, all such reports and other documents by mail to all Holders of Notes, as their names and addresses appear in the security register, without cost to such Holders of Notes;

      (b) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company was subject to such Sections; PROVIDED, HOWEVER that delivery of such reports, information and other documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates); and

      (c) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective purchaser of Notes at the Company's cost.

      In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports referred to in paragraphs (a), (b) and (c) above with the

Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

      In addition, the Company has agreed that, prior to the consummation of the Exchange Offer and for so long as any Notes remain outstanding, if (i) the Commission does not accept the filings provided for in this Section or (ii) such filings provided for in this Section do not contain the information required to be delivered upon request pursuant to Rule 144A(d)(4) under the Securities Act, the Company shall furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04      COMPLIANCE CERTIFICATE.

      (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year have been made under the supervision of the signing Officers with a view to determining whether the Company have kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Liquidated Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05      TAXES.

      The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the business, financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.06      STAY, EXTENSION AND USURY LAWS.

      The Company and each of the Guarantors covenants that (to the extent permitted by law) it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company hereby expressly waives (to the extent permitted by law) all benefit or advantage of any such law, and covenants that (to the extent permitted by law) it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07      LIMITATION ON RESTRICTED PAYMENTS.

      The Company shall not and shall not permit any Restricted Subsidiary to, directly or indirectly:

      (a) declare or pay any dividend on, or make any distribution in respect of, the Company's Capital Stock (other than dividends or distributions payable in shares of the Company's Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital Stock);

      (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly

            (i) any Capital Stock of the Company; or

            (ii) any Capital Stock of any Restricted Subsidiary of the Company held by any Affiliate of the Company (other than any Permitted Investments); or

            (iii) options, warrants or other rights to acquire any such Capital Stock;

      (c) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value any Subordinated Indebtedness prior to any scheduled principal payment, any sinking fund payment, or payment at final maturity;

      (d) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than with respect to any Capital Stock held by the Company or any of its Restricted Subsidiaries or with respect to Capital Stock held by any other Person made on a pro rata basis consistent with the ownership interests in such Capital Stock to the owners of such Capital Stock); or

      (e) make any Investment in any Person (other than any Permitted Investments),

(any of the payments described in paragraphs (a) through (e) above, other than any such action that is a Permitted Payment, being referred to, collectively, herein as "RESTRICTED PAYMENTS") unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution):

      (a) no Default or Event of Default shall have occurred and be continuing;

      (b) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the first paragraph of
Section 4.09 hereof; and

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

      (c) the aggregate amount of all such Restricted Payments declared or made after the date of this Indenture does not exceed the sum, without duplication, of:

      (i) $30,000,000;

      (ii) 50% of the aggregate cumulative Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company's fiscal quarter commencing prior to the date of this Indenture and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

      (iii) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company from the issuance or sale (other than to any of its Subsidiaries) of its Qualified Capital Stock or any option, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below);

      (iv) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options or warrants to purchase Qualified Capital Stock of the Company;

      (v) the aggregate Net Cash Proceeds received before or after the date of this Indenture by the Company from the sale of debt securities or Redeemable Capital Stock that has been converted after the date of this Indenture into or exchanged for Qualified Capital Stock of the Company to the extent such debt securities or Redeemable Capital Stock were originally sold for cash (assuming, in the case of the 6% Convertible Subordinated Notes of the Company due 2004, that they were sold for $50.0 million in cash) plus the aggregate Net Cash Proceeds received by the Company at the time of such conversion or exchange;

      (vi) if any Unrestricted Subsidiary (A) is redesignated as a Restricted Subsidiary, the fair market value of such redesignated Subsidiary (as determined in good faith by the Board of Directors) as of the date of its redesignation or
(B) pays any cash dividends or cash distributions to the Company or any of its Restricted Subsidiaries, 100% of any such cash dividends or cash distributions made after the date of this Indenture; and

      (vii) the aggregate amount returned to the extent that any Restricted Investment is sold for cash or otherwise liquidated or repaid for cash (less the cost of disposition, if any).

      Notwithstanding the foregoing, and in the case of clauses (b), (c) and (d) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (which are, collectively, referred to as "PERMITTED PAYMENTS"):

      (a) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of the first paragraph of this Section 4.07 and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by the first paragraph of this Section 4.07;

      (b) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege where in connection therewith cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issue and sale for cash (other than to a Subsidiary) of other Qualified Capital Stock of the Company; PROVIDED that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause
(c)(iii) of the first paragraph this Section 4.07;

      (c) any repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of, any Qualified Capital Stock of the Company; PROVIDED that the Net Cash Proceeds from the issuance of such Qualified Capital Stock are excluded from clause (c)(iii) of this Section 4.07;

      (d) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "REFINANCING") through the issuance of new Subordinated Indebtedness of the Company; PROVIDED that any such new Subordinated Indebtedness:

            (i) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such old Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing;

            (ii) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Indebtedness being refinanced;

            (iii) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Indebtedness being refinanced; and

            (iv) is expressly subordinated in right of payment to the Notes at least to the same extent as the Indebtedness to be refinanced; and

      (e) the repurchase or other retirement of the Company's 15 1/2% Junior Subordinated Notes due 2003 in exchange for or in connection with a simultaneous retirement of the 15% Debentures due 2003 of Playtex Apparel Partners, L.P., in a transaction that does not involve any transfer of cash.

      In determining whether any payment is permitted by this Section 4.07, the Company may allocate or reallocate, among clauses (a) - (e) of the preceding paragraph or among such clauses and the first paragraph of this Section 4.07, all or any portion of such payment and all or any portion of any payment previously allocated; PROVIDED that, after giving effect to such allocation or reallocation, all such payments (or allocated portions of such payments) would be permitted under the various provisions of this Section 4.07.

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

SECTION 4.08      IVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

      (a) pay dividends or make any other distribution on its Capital Stock to the Company or any other Restricted Subsidiary;

      (b) pay any Indebtedness owed to the Company or any Restricted Subsidiary;

      (c) make any Investment in the Company; or

      (d) transfer any of its properties or assets to the Company or any Restricted Subsidiary, except:

            (i) any encumbrance or restriction pursuant to the Credit Agreement and any related security agreement in each case as in effect on the date of this Indenture or any other agreement in effect on the date of this Indenture;

            (ii) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the date of this Indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

            (iii) customary provisions restricting assignment of contracts or subletting, licensing or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary;

            (iv) restrictions contained in any agreement relating to the sale of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary that are only applicable to the Restricted Subsidiary whose Capital Stock or assets are being sold;

            (v) any encumbrance or restriction contained in a working capital facility permitted to be incurred pursuant to clause (k) of the definition of "Permitted Indebtedness" provided that the Company's chief financial officer determines in good faith that such restrictions will not materially adversely affect the Company's ability to make payments of interest and principal on the Notes when due;

            (vi) any Purchase Money Note or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; PROVIDED that such restrictions apply only to such Securitization Entity; and

            (vii) any encumbrance or restriction existing under any agreement that amends, restates, modifies, renews, refunds, replaces or refinances, in whole or in part, any of the encumbrances or restrictions described in the foregoing clauses (i) and (ii), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness so amended, restated, modified, renewed, refunded, replaced or refinanced.

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

SECTION 4.09      LIMITATION ON INDEBTEDNESS.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, issue, assume, guarantee, or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise incur (collectively, "INCUR") any Indebtedness (including any Acquired Indebtedness but excluding any Permitted Indebtedness) except for:

      (a) Indebtedness of the Company or any Guarantor; or

      (b) Indebtedness of any other Restricted Subsidiary constituting Acquired Indebtedness;

PROVIDED that, in each case, the Consolidated Fixed Charge Coverage Ratio for the Company for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness taken as one period would have been at least 2.0 to 1.0 (calculated after giving pro forma effect to:

      (a) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period;

      (b) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period);

      (c) in the case of Acquired Indebtedness, the related acquisition (as if such acquisition had been consummated on the first day of such four-quarter period); and

      (d) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale, or asset purchase or sale and any related repayment of Indebtedness, in each case since the first day of such four-quarter period, as if such acquisition or disposition had been consummated on the first day of such four-quarter period and giving effect only to those acquisition related cost savings that have been realized or that the Company's chief financial officer reasonably believes will be realized).

The accrual or accretion of interest or dividends and the payment of interest or dividends in kind shall not be deemed to be an incurrence of Indebtedness.

SECTION 4.10      ASSET SALES.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

      (a) at least 75% of the proceeds from such Asset Sale are received in cash; PROVIDED, HOWEVER, that the amount of (i) any Senior Indebtedness of the Company or any Guarantor (or any Indebtedness of a Restricted Subsidiary that is not a Guarantor) that is assumed by the transferee of any asset in connection with any Asset Sale and (ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee or purchaser that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 60 days after receipt (to the extent of any cash or Cash Equivalents received in that conversion), shall be deemed to be cash for purposes of this provision; and

      (b) The Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the shares or assets sold (as determined by the Board of Directors of the Company and evidenced by a board resolution for Asset Sales in excess of $15,000,000).

      Notwithstanding the foregoing, clause (a) of the preceding paragraph shall not apply to any Asset Sale or portions thereof involving Excluded Assets or the making of any Permitted Investment pursuant to the definition of "PERMITTED INVESTMENT" or any Restricted Payment under Section 4.07 hereof.

      If all or a portion of the Net Cash Proceeds of any Asset Sale are not applied to prepay or repay permanently any Senior Indebtedness then outstanding as provided by the terms thereof (and to effect a corresponding commitment reduction in the event that the Senior Indebtedness prepaid or repaid is not a term loan) within 12 months of the closing of such Asset Sale, or if no such Senior Indebtedness is then outstanding, then the Company may within 12 months of the Asset Sale, invest the Net Cash Proceeds in properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries existing on the date of this Indenture or in businesses reasonably related thereto which for purposes of this Indenture shall include any consumer products business. The amount of such Net Cash Proceeds neither used to permanently repay or prepay Senior Indebtedness nor used or invested as set forth in this paragraph constitutes "EXCESS PROCEEDS."

      When the aggregate amount of Excess Proceeds equals $25,000,000 or more, the Company shall apply the Excess Proceeds to the repayment of the Notes and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows:

      (a) the Company shall make an offer to purchase (an "OFFER") from all Holders of the Notes in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "NOTE AMOUNT") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Notes tendered); and

      (b) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase or otherwise repay or repurchase or redeem Pari Passu Indebtedness (a "PARI PASSU OFFER") in an amount (the "PARI PASSU DEBT AMOUNT") equal to the excess of the Excess Proceeds over the Note Amount; PROVIDED that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness.

The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the "PURCHASE DATE") such Offer is consummated (the "OFFERED PRICE"), in accordance with the procedures set forth in Section 3.09 hereof.

      To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a "Deficiency"), the Company shall use such Deficiency in the business of the Company and its Restricted

Subsidiaries or for any other purpose permitted under the terms of this Indenture. Upon completion of the purchase of all the Notes tendered pursuant to an Offer and repurchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

      Such Excess Proceeds may be invested in Temporary Cash Investments or used to temporarily repay amounts outstanding under a revolving credit facility until they are applied as provided above. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments.

SECTION 4.11      TRANSACTIONS WITH AFFILIATES.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless:

      (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's length dealings with an unrelated third party; and

      (b) with respect to any transaction or series of related transactions involving aggregate consideration in excess of $5,000,000, the Company delivers an officer's certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors;

PROVIDED that any transaction or series of related transactions otherwise permitted under this paragraph (other than any transaction or series of related transactions with respect to the making of any Permitted Investment pursuant to the definition of "Permitted Investment" or any Restricted Payment permitted pursuant to Section 4.07) pursuant to which the Company or any Restricted Subsidiary of the Company shall receive or render value exceeding $25,000,000 shall not be permitted unless, prior to the consummation of any such transaction or series of related transactions, the Company shall have received an opinion, from an independent nationally recognized investment banking firm or firm experienced in the appraisal or similar review of similar types of transactions, that the financial terms of such transaction are fair to the Company from a financial point of view.

      Notwithstanding the foregoing, the provisions of this Section 4.11 shall not apply to:

      (a) any transaction with an officer or member of the Board of Directors of the Company entered into in the ordinary course of business (including, without limitation, the Playtex Products, Inc. Stock Option Plan and other employment, indemnification, compensation or employee benefit arrangements with any officer or member of the Board of Directors of the Company);

      (b) transactions or agreements in existence on the date of this Indenture (and extensions or amendments thereof on terms which are not materially less favorable to the Company than the terms of any such transaction or agreement as in existence on the date of this Indenture);

      (c) directors' fees;

      (d) employment agreements approved by the Board of Directors of the Company;

      (e) loans to employees in the ordinary course of business plus up to $5,000,000 of additional loans to employees in the aggregate at any one time outstanding;

      (f) transactions effected as part of a Qualified Securitization
Transaction;

      (g) any employee benefit plan available to employees of the Company generally; and

      (h) sales by the Company of its products in the ordinary course of business on arm's-length terms.

      In addition, the Company will cause Playtex Investment Corp. not to amend, modify or in any way alter the terms of the Agreement, dated as of November 5, 1991, between Playtex Investment Corp. and Playtex Apparel Partners, L.P. in a manner adverse to the Company or any Subsidiary.

SECTION 4.12      LIENS.

      The Company will not, and will not permit any Restricted Subsidiary to create, incur, affirm or suffer to exist any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) upon any property or assets (including any intercompany Notes) of the Company or any Restricted Subsidiary owned on the date of this Indenture or acquired after the date of this Indenture, or any income or profits therefrom, unless the Notes are directly secured equally and ratably with (or prior to in the case of Subordinated Indebtedness) the obligation or liability secured by such Lien, except for:

      (a) any Lien securing Acquired Indebtedness (and not created in connection with, or in contemplation of the related acquisition) in each case which Indebtedness is permitted under the provisions of Section 4.09 hereof; PROVIDED that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition by the Company or its Restricted Subsidiaries;

      (b) Liens securing other Indebtedness having an aggregate principal amount not to exceed $20,000,000 at any one time outstanding;

      (c) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction; and

      (d) any Liens that may arise in connection with the satisfaction and discharge of the Company's 8-7/8% Senior Notes due 2004 and the Company's 9% Senior Subordinated Notes due 2003 prior to their redemption.

      Notwithstanding the foregoing, any security interest granted by the Company or any Restricted Subsidiary to secure the Notes created pursuant to the first paragraph of this Section 4.12 shall provide by its terms that such security interest shall be automatically and unconditionally released and discharged upon the release by the holders of the Indebtedness of the Company or any Restricted Subsidiary described in the first paragraph of this Section 4.12 of their security interest (including any deemed release upon payment in full of all obligations under such Indebtedness or as a result of the satisfaction and discharge or legal or covenant defeasance of such Indebtedness) at a time when:



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      (a) no other Pari Passu Indebtedness and Subordinated Indebtedness of the
Company or any Restricted Subsidiary has been secured by such property or assets of the Company or any such Restricted Subsidiary; or

      (b) the holders of all such other Pari Passu Indebtedness and Subordinated Indebtedness which is secured by such property or assets of the Company or any such Restricted Subsidiary also release their security interest in such property or assets (including any deemed release upon payment in full of all obligations under such Indebtedness or as a result of the satisfaction and discharge or legal or covenant defeasance of such Indebtedness).

SECTION 4.13      CORPORATE EXISTENCE.

      Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) the corporate, partnership or other existence of itself and each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of itself and any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof will not have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.14      OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

      (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes validly tendered pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase (the "CHANGE OF CONTROL PAYMENT"). Within 15 days following any Change of Control, the Company will, or will cause the Trustee, on behalf of and at the expense of the Company, to mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in that notice, which date shall be no earlier than 30 days and no later than 60 days from the date that notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"), pursuant to the procedures required by this Indenture and described in that notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue of such conflict.

      (b) Prior to the commencement of a Change of Control Offer, but in any event within 30 days following any Change of Control, the Company shall:

            (i)(x) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Indebtedness, the terms of which require repayment upon a Change of Control, or (y) offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other Senior Indebtedness and repay the Indebtedness owed to each lender that has accepted such offer in full, or

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

            (ii) obtain the requisite consents under the Credit Agreement and all such other Senior Indebtedness to permit the repurchase of the Notes as provided herein.

      (c) On the Change of Control Payment Date, the Company will, to the extent lawful:

            (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

            (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and

            (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

      The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      (d) Notwithstanding anything to the contrary in this Section 4.14, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company including any requirements to repay in full all Indebtedness under the Credit Agreement, any such Senior Indebtedness or Senior Indebtedness of any Guarantor or obtains the consent of such lenders to such Change of Control Offer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

      The provisions under this Indenture relative to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

      The Paying Agent will promptly mail to each Holder of Notes property tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

SECTION 4.15      NO SENIOR SUBORDINATED INDEBTEDNESS.

      Neither the Company nor any Guarantor will create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also pari passu with the Notes or the Guarantee of such Guarantor, as the case may be, or subordinate in right of payment to the Notes or such Guarantee in the same manner as the Notes are subordinate in right of payment to Senior Indebtedness or such Guarantee is subordinate to Senior Indebtedness, as the case may be, or in a manner that is more favorable to the Holders of the Notes.

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SECTION 4.16      DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

      The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of Section
4.07 hereof or one or more of the clauses of the defined term Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.17      PAYMENTS FOR CONSENT

      The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to al Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.18      ADDITIONAL GUARANTEES

      If the Company or any of its Restricted Subsidiaries shall acquire or create another Domestic Subsidiary after the date of this Indenture, then such newly acquired or created Domestic Subsidiary shall become a Guarantor and deliver to the Trustee a Guarantee in the form of a Supplemental Indenture. The form of such Supplemental Indenture is attached as Exhibit F hereto.


                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01      MERGER, CONSOLIDATION, OR SALE OF ASSETS.

      The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in an assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

      (a) either:

            (i) the Company shall be the continuing corporation; or

            (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis (the "SURVIVING Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes by a Supplemental Indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, and this Indenture shall remain in full force and effect;

      (b) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

      (c) except in the case of a merger with or into any Person solely for the purpose of changing the Company's jurisdiction of incorporation or a merger whose sole purpose is to create a holding company whose only significant asset is the stock of the Company, either:

            (i) immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness under Section
      4.09 hereto (other than Permitted Indebtedness); or

            (ii) the Company's (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) pro forma Consolidated Fixed Charge Coverage Ratio after giving effect to such transaction (calculated as provided above) is equal to or higher than the Company's actual Consolidated Fixed Charge Coverage Ratio for such four-quarter period;

      (d) the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the Supplemental Indenture in respect thereto comply with the provisions described herein and that all conditions precedent herein provided for relating to such transaction have been complied with.

      In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions to any other Person. This Article 5 will not apply to the sale, merger, consolidation, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

SECTION 5.02      SUCCESSOR CORPORATION SUBSTITUTED.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. In the event of any consolidation or merger, or any sale, assignment, transfer, lease conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the Company will be discharged from all obligations and covenants under this Indenture and the Notes.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01      EVENTS OF DEFAULT.

      Each of the following constitutes an Event of Default:

      (a) there shall be a default in the payment of any interest or Liquidated Damages, if any, with respect to any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

      (b) there shall be a default in the payment of the principal of (or premium, if any, on) any Note when and as the same shall become due and payable at maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

      (c) (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clauses (a) or (b) above or in sub-clauses (ii) or (iii) of this clause (c)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

            (ii) there shall be a default in the performance or breach of the provisions described in Article 5; or

            (iii) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 4.14 hereof;

      (d) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $25,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

      (e) any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or the Company not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;

      (f) one or more final judgments, orders or decrees for the payment of money in excess of $15,000,000, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either (i) enforcement proceedings shall have been commenced upon such judgment, order or decree or
(ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

      (g) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company, any Guarantor or any Material Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company, any Guarantor or any Material Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Guarantor or any Material Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, any Guarantor or any Material Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

      (h) (i) the Company, any Guarantor or any Material Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent;

            (ii) the Company, any Guarantor or any Material Subsidiary consents to the entry of a decree or order for relief in respect of the Company, such Guarantor or such Material Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it;

            (iii) the Company, any Guarantor or any Material Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law;

            (iv) the Company, any Guarantor or any Material Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, any Guarantor or such Material Subsidiary or of any substantial part of its property, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due; or

            (v) the Company, any Guarantor or any Material Subsidiary takes any corporate action in furtherance of any such actions in this clause (h).

SECTION 6.02      ACCELERATION.

      If an Event of Default (other than as specified in clause (g) and (h) of Section 6.01 hereof with respect to the Company) shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the Notes due and payable immediately at their principal amount together with accrued and unpaid interest, if any, to the date the Notes shall have become due and payable by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and, if the Credit Agreement is in effect, to the administrative agent under the Credit Agreement, and upon any such declaration such amount shall become immediately due and payable, except if the Credit Agreement is in effect, any such acceleration shall not be effective until the first to occur of:

      (a) an acceleration under the Credit Agreement; or

      (b) the fifth Business Day after receipt by the Company and by such administrative agent under the Credit Agreement of such written notice, and thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of Notes by appropriate judicial proceeding.

      If an Event of Default specified in clause (g) or (h) of the Section 6.01 hereof occurs with respect to the Company and is continuing, then all the Notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the trustee or any Holder.

      After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

      (a) the Company has paid or deposited with the trustee a sum sufficient to pay:

            (i) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

            (ii) all overdue interest, and Liquidated Damages, if any, on all Notes;

            (iii) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes; and

            (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and

      (b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived.

      The Company shall notify the Trustee within five Business Days of the occurrence of any Default.

SECTION 6.03      OTHER REMEDIES.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04      WAIVER OF PAST DEFAULTS.

      The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all the Notes waive any past Default or Event of Default under this Indenture and its consequences, except, subject to Section 6.03 hereof, a continuing Default or Event of Default in the payment of the principal, premium, if any, and Liquidated Damages, if any, or interest on any Note, or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note outstanding. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05      CONTROL BY MAJORITY.

      Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06      LIMITATION ON SUITS.

      A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

      (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

      (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

      (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

      (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

      (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

      A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07      RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08      COLLECTION SUIT BY TRUSTEE.

      If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest and Liquidated Damages, if any, on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

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

SECTION 6.09      TRUSTEE MAY FILE PROOFS OF CLAIM.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10      PRIORITIES.

      If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

      FIRST: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

      SECOND: to holders of Senior Indebtedness to the extent required by
Article 10 or Section 11.02 hereof;

      THIRD: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

      FOURTH: to the Company or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11      UNDERTAKING FOR COSTS.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01      DUTIES OF TRUSTEE.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (b) Except during the continuance of an Event of Default:

            (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c), (e) and (f) of this Section 7.01 and Section 7.02 hereof.

      (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02      RIGHTS OF TRUSTEE.

      (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel of its choosing and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

      (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its reasonable discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company during normal business hours, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

      (h) Except for its own negligent act, its own negligent failure to act and its own willful misconduct, the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon by it by this Indenture.

      (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

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

SECTION 7.03      INDIVIDUAL RIGHTS OF TRUSTEE.

      The Trustee may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties, if any. The Trustee is also subject to Sections 7.11 and 7.12 hereof.

SECTION 7.04      TRUSTEE'S DISCLAIMER.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05      MONEY HELD IN TRUST.

      Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 7.06      NOTICE OF DEFAULTS.

      If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after such Default or Event of Default becomes known to the Trustee. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.07      REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

      Within 60 days after each June 1 beginning with June 1, 2002 and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA
Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section (b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

      A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.



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

SECTION 7.08      COMPENSATION AND INDEMNITY.

      The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Company and the Guarantors shall jointly and severally indemnify the Trustee and its agents, employees, officers, directors and shareholders for, and hold the same harmless against, any and all losses, liabilities or expenses (including without limitation reasonable attorney's fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.08) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate in the defense at the Company's expense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

      The obligations of the Company and any Guarantor under this Section 7.08 shall survive the satisfaction and discharge of this Indenture.

      To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee and/or the satisfaction and discharge or termination of this Indenture.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.09      REPLACEMENT OF TRUSTEE.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

      (a) the Trustee fails to comply with Section 7.11 hereof;

      (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (c) a Custodian or public officer takes charge of the Trustee or its property; or

      (d) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may (at the expense of the Company) petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.11 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.08 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the Company's obligations under Section 7.08 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.10      SUCCESSOR TRUSTEE BY MERGER, ETC.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.11      ELIGIBILITY; DISQUALIFICATION.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5). The Trustee is subject to TIA Sections 310(b).



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

SECTION 7.12      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                    ARTICLE 8
                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01      OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

      The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Guarantees upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02      DEFEASANCE AND DISCHARGE.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes, Guarantees and this Indenture on the date the conditions set forth below are satisfied (hereinafter, "DEFEASANCE"). For this purpose, Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, Guarantees and this Indenture, which Notes shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes, Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

      (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on those Notes when those payments are due from the trust referred to in Section 8.4 hereof;

      (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

      (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

      (d) the Defeasance provisions of this Indenture.

SECTION 8.03      COVENANT DEFEASANCE.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 4.14, 4.15, 4.16, 4.17, 4.18 and
5.01(c) hereof with respect to


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

the outstanding Notes on and after the date the conditions set forth in Section
8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04      CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

      In order to exercise either Defeasance or Covenant Defeasance:

      (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal, interest, premium, if any, and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity of such principal or installment of principal (or on any date after June 1, 2006 (such date being referred to as the "DEFEASANCE REDEMPTION DATE"), if when exercising either defeasance or covenant defeasance, the Company has delivered to the trustee an irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date);

      (b) in the case of Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service; a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

      (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

      (e) such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company or any Guarantor;

      (f) such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or a breach or violation of any provision of any agreement related to any Senior Indebtedness;

      (g) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

      (h) no event or condition shall exist that could prevent the Company from making payments of the principal of premium, if any, and interest on the Notes on the date of such deposit; and

      (i) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 8.05 DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

      Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance.

SECTION 8.06      REPAYMENT TO COMPANY.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on its request or

(if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07      REINSTATEMENT.

      If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01      WITHOUT CONSENT OF HOLDERS OF NOTES.

      Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Guarantees or the Notes without the consent of any Holder of a Note:

      (a) to cure any ambiguity, defect or inconsistency;

      (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

      (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the assets of the Company by a successor to the Company pursuant to Article 5 hereof or to provide for the assumption of any Guarantor's obligations under its Guarantee in the case of a merger or consolidation of the Guarantor pursuant to Article 11 hereof;

      (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights hereunder of any Holder of the Notes;

      (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

      (f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; and

      (g) to allow any Guarantor to execute a Supplemental Indenture and/or a Guarantee with respect to the Notes.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or Supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or Supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or Supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02      WITH CONSENT OF HOLDERS OF NOTES.

      Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.14 hereof), the Guarantees and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes. Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for the purposes of this Section 9.02.

      Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

      (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note or waive a default in the payment of the principal or interest on any Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or any Liquidated Damages payable thereon, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof;

      (b) reduce the percentage in principal amount of outstanding Notes, the consent of whose Holders is required for any such Supplemental Indenture, or the consent of whose Holders is required for any waiver;

      (c) modify any of the provisions relating to Supplemental Indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each note affected thereby;

      (d) amend or modify any of the provisions of this Indenture relating to the subordination of the Notes or any Guarantee in any manner adverse to the Holders of the Notes or any Guarantee; or

      (e) make any change in the foregoing amendment and waiver provisions.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or Supplemental Indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or Supplemental Indenture unless such amended or Supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or Supplemental Indenture.

      It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or Supplemental Indenture or waiver.

SECTION 9.03      COMPLIANCE WITH TRUST INDENTURE ACT.

      Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or Supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04      REVOCATION AND EFFECT OF CONSENTS.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05      NOTATION ON OR EXCHANGE OF NOTES.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06      TRUSTEE TO SIGN AMENDMENTS, ETC.

      The Trustee shall sign any amended or Supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or Supplemental Indenture until its Board of Directors approves it. In executing any amended or Supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
13.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or Supplemental Indenture is authorized or permitted by this Indenture.

SECTION 9.07      AFFECT ON HOLDERS OF SENIOR INDEBTEDNESS

      No amendment or modification of this Indenture shall adversely affect the rights of any holders of Senior Indebtedness under the subordination provisions of this Indenture unless the requisite holders of each issue of Senior Indebtedness affected thereby shall have consented to such amendment or modification.


                                   ARTICLE 10
                                  SUBORDINATION

SECTION 10.01     AGREEMENT TO SUBORDINATE.

      The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner set forth in this Article 10, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness, whether outstanding on the date of this Indenture or thereafter incurred and that the subordination is for the benefit of the holders of Senior Indebtedness. The provisions of this
Article 10 shall constitute a continuing offer to all Persons that, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness, and they or each of them may enforce the rights of holders of Senior Indebtedness hereunder, subject to the terms and provisions hereof.

SECTION 10.02     LIQUIDATION; DISSOLUTION; BANKRUPTCY.

      Upon any distribution to creditors of the Company in a liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its assets, or any assignment for the benefit of creditors or marshaling of the Company's assets and liabilities,

      (a) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Indebtedness, including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness, before the Holders of Notes will be entitled to receive any payment or distribution (excluding Permitted Junior Securities) with respect to the Indebtedness evidenced by the Notes, and



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      (b) until all Obligations with respect to Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Indebtedness.

      However, Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described in Article 8 hereof.

      A "distribution" or "payment" may consist of a distribution, payment or other transfer of assets by or on behalf of the Company (including, without limitation, a redemption, repurchase or other acquisition of the Notes) from any source, of any kind or character, whether in cash, securities or other property, by set-off or otherwise.

SECTION 10.03     DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS.

      The Company may not make any payment upon or in respect of the Indebtedness evidenced by the Notes (except in Permitted Junior Securities or from the trust described in Article 8 hereof) until all obligations with respect to Senior Indebtedness have been paid in full in cash or Cash Equivalents if:

      (a) a default in the payment of the principal (including reimbursement obligations in respect of letters of credit) of, premium, if any, or interest on or commitment, letter of credit or administrative fees relating to, Designated Senior Indebtedness occurs and is continuing; or

      (b) any other default occurs (a "NON-PAYMENT DEFAULT") and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which that default relates to accelerate its maturity and the Trustee receives a notice of that default (a "PAYMENT BLOCKAGE NOTICE") from a representative of the holders of any Designated Senior Indebtedness.

      The period for which no payment on the Notes may be made (the "PAYMENT BLOCKAGE PERIOD") shall commence upon the receipt of notice of the Non-payment Default by the Trustee from a representative of the holders of any Designated Senior Indebtedness and shall end on the earliest to occur of:

      (a) 179 days having elapsed since the receipt of such written notice;

      (b) the date on which such Non-payment Default (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Designated Senior Indebtedness is discharged or paid in full in cash or Cash Equivalents or in any other manner acceptable to the holders of such Designated Senior Indebtedness; or

      (c) the date on which such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from a representative of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which, in each such case, the Company shall promptly resume making any and all required payments in respect of the Notes, including any missed payments.

      In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "INITIAL BLOCKAGE PERIOD"). Any number of notices of Non-payment Defaults may be given during the Initial Blockage Period; PROVIDED that during any 365-consecutive-day period only one such period during which


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payment of principal, interest, premium and Liquidated Damages, if any, on the
Notes may not be made may commence and the duration of such period may not exceed 179 days.

      No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such Non-payment Default has been cured or waived for a period of not less than 90 consecutive days.

SECTION 10.04     ACCELERATION OF SECURITIES.

      If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 10.05     WHEN DISTRIBUTION MUST BE PAID OVER.

      In the event that the Trustee or any Holder receives any payment in respect of any Indebtedness evidenced by the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Article 10 hereof, such payment shall be held by the Trustee or such Holder in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their representative under the applicable indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

      With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06     NOTICE TO TRUSTEE.

      The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Failure to give such notice shall not affect the subordination of the Notes to Senior Indebtedness. Notwithstanding the provisions of this or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof at the address and in the manner specified in Section 13.02 from the Company or a representative of or a holder of Senior Indebtedness or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01 shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if a Responsible Officer of the Trustee shall not have received, at least 24 hours prior to the time upon which by the terms hereof any such money may become payable for any purpose, the notice with respect to such money provided for this
Section 10.06, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and


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authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within 24 hours prior to such time.

      Subject to the provisions of Section 7.01, the Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such Person pursuant to the terms of this Indenture pending judicial determination as to the rights of such Person to receive such payment.

SECTION 10.07     SUBROGATION.

      After all Senior Indebtedness is paid in full in cash or Cash Equivalents and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness PARI PASSU with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Indebtedness. A distribution made under this Article 10 to holders of Senior Indebtedness that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

SECTION 10.08     RELATIVE RIGHTS.

      This Article 10 defines the relative rights of Holders of Notes and holders of Senior Indebtedness. Nothing in this Indenture shall:

      (a) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest and Liquidated Damages, if any, on the Notes in accordance with their terms;

      (b) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

      (c) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes.

      If the Company fails because of this Article 10 to pay principal of or interest or Liquidated Damages, if any, on a Note on the due date, the failure is still a Default or Event of Default.



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SECTION 10.09     SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

      No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.10     DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

      Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their representative, if any.

      Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative, if any, or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article 10.

SECTION 10.11     RIGHTS OF TRUSTEE AND PAYING AGENT.

      Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at the Corporate Trust Office of the Trustee at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a representative, if any, may give the notice. Nothing in this
Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

      To the extent permitted by the TIA, the Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

      Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 10.12     AUTHORIZATION TO EFFECT SUBORDINATION.

      Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the representative, if any, is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.



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SECTION 10.13     NO WAIVER OF SUBORDINATION PROVISIONS.

      (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder.

      (b) Without in any way limiting the generality of paragraph (a) of this
Section 10.13, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or any Holder, without incurring responsibility to any Holder and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, any Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against either Company or any other Person.

SECTION 10.14     AMENDMENTS.

      The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Indebtedness.

SECTION 10.15     TRUSTEE'S COMPENSATION NOT PREJUDICED.

      Nothing in this Article 10 shall apply to amounts due to the Trustee pursuant to other Sections of this Indenture.


                                   ARTICLE 11
                                   GUARANTEES

SECTION 11.01     GUARANTEE.

      Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees on a senior subordinated basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (1) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

      The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to


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enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

      If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

      Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. Each Guarantor that makes a payment or distribution under a guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the assets of each Guarantor determined accordance with GAAP. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

SECTION 11.02     SUBORDINATION OF GUARANTEE.

      The Obligations of each Guarantor under its Guarantee pursuant to this
Article 11 shall be junior and subordinated to all Senior Indebtedness of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof with respect to subordination.

      Upon any voluntary or involuntary liquidation or dissolution of any Guarantor or any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to any such Guarantor or its respective property, all Senior Indebtedness of any such Guarantor must be paid in full in cash or Cash Equivalents before any payment or distribution is made (excluding a distribution of Permitted Junior Securities) upon principal, interest, premium, if any, and Liquidated Damages, if any, on the Notes.

SECTION 11.03     LIMITATION OF GUARANTOR LIABILITY.

      Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree


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

that the obligations of such Guarantor will, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 hereof, such Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under its Guarantee will not constitute a fraudulent transfer or conveyance.

SECTION 11.04     EXECUTION AND DELIVERY OF GUARANTEE.

      To evidence its Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

      Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

      If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

      The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

      In the event that the Company creates or acquires any new Restricted Subsidiaries subsequent to the date of this Indenture, if required by Section
4.18 hereof, the Company shall cause such Restricted Subsidiaries to execute Supplemental Indentures to this Indenture and Guarantees in accordance with
Section 4.18 hereof and this Article 11, to the extent applicable.

SECTION 11.05     GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

      Except as otherwise provided in Section 11.06, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

      (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, its Guarantee and, if it is still in effect, the Registration Rights Agreement pursuant to a Supplemental Indenture reasonably satisfactory to the Trustee; or

      (b) such sale, disposition, merger or consolidation is permitted by the terms of this Indenture and, to the extent required, the Net Cash Proceeds are applied in accordance with the applicable provisions of this Indenture.

      The Guarantee of a Guarantor will be released:

      (a) in connection with any consolidation or merger if the Guarantor or surviving Person shall cease to be a Subsidiary of the Company, if the consolidation or merger complies with the provisions of this Indenture;



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

      (b) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if all of the conditions in
Section 11.06 hereof are satisfied and the sale or other disposition complies with Section 4.10 hereof;

      (c) if the Guarantor is declared to be an Unrestricted Subsidiary in accordance with the provisions of this Indenture; or

      (d) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale complies with
Section 4.10 hereof.

      In the case of any such sale of substantially all of the assets to or, consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by Supplemental Indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

      Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 11.06     RELEASES FOLLOWING SALE OF ASSETS.

      In the event of a sale or other disposition of all or substantially all of the assets of a Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of a Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee; PROVIDED that the Net Cash Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section
4.10 hereof. Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Guarantee.

      In the event of the defeasance of the Notes in accordance with the terms of this Indenture, including without limitation Sections 8.02 and 8.03 hereof, and in the event of the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, then such Guarantor will be released and relieved of any obligations under its Guarantee.



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      Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.


                                   ARTICLE 12
                           SATISFACTION AND DISCHARGE

SECTION 12.01     SATISFACTION AND DISCHARGE

      This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder except as to surviving rights as provided herein, and the Trustee, on demand and at the expense of the Company shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

      (a) either:

            (i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced as provided in
      Section 2.07 or paid and Notes for whose payment funds have been deposited in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 8.05) have been delivered to the Trustee for cancellation; or

            (ii) all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year or (3) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the reasonable expense, of the Company, and either the Company or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest on such Notes, at such maturity, Stated Maturity or redemption date;

      (b) the Company and the Guarantors have paid or caused to be paid all other sums payable under this Indenture by the Company and the Guarantors; and

      (c) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture under this Section 12.01 have been complied with, and that such satisfaction and discharge will not result in a breach or violation of, or constitute a Default under, this Indenture or a breach or violation of any provision of any agreement relating to any Senior Indebtedness.

      (d) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

      Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause
(a) of this Section 12.01, the provisions of Section 8.06 and Section 12.02 shall survive.

SECTION 12.02     APPLICATION OF TRUST MONEY

      Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

      If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 12.01; PROVIDED that if the Company has made any payment of principal or, premium, if any, or interest on any Notes because of the reinstatement of its obligation, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE 13
                                  MISCELLANEOUS

SECTION 13.01     TRUST INDENTURE ACT CONTROLS.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 13.02     NOTICES.

      Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address.

      If to the Company or any Guarantor:

            Playtex Products, Inc.
            300 Nyala Farms Road
            Westport, Connecticut  06880
            Telecopier No.:  (203) 341-4260
            Attention: Chief Financial Officer

      With a copy to:

            Paul, Weiss, Rifkind, Wharton & Garrison
            1285 Avenue of the Americas
            New York, New York  10019
            Telecopier No.:  (212) 757-3990
            Attention:  John C. Kennedy, Esq.

      If to the Trustee:

            The Bank of New York
            101 Barclay Avenue
            Floor 21 West
            New York, NY 10286
            Telecopier No.:  (212) 815-5915
            Attention:  Corporate Trust - Trustee Administration

      The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03     COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

      (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

      (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

      (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

      (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06     RULES BY TRUSTEE AND AGENTS.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

      No past, present or future member, director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.08     GOVERNING LAW.

      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 13.09     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10     SUCCESSORS.

      All agreements of the Company and the Guarantors in this Indenture, the Notes and the Guarantees shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11     SEVERABILITY.

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12     COUNTERPART ORIGINALS.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13     TABLE OF CONTENTS, HEADINGS, ETC.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of May 22, 2001

                                    PLAYTEX PRODUCTS, INC.


                                    By: /s/ Glenn A. Forbes
                                       -----------------------------------------
                                       Name:  Glenn A. Forbes
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                    PLAYTEX SALES & SERVICES, INC.


                                    By: /s/ Glenn A. Forbes
                                       -----------------------------------------
                                       Name:  Glenn A. Forbes
                                       Title: Executive Vice President


                                    PLAYTEX MANUFACTURING, INC.


                                    By: /s/ Glenn A. Forbes
                                       -----------------------------------------
                                       Name:  Glenn A. Forbes
                                       Title: Executive Vice President


                                    PLAYTEX INVESTMENT CORP.


                                    By: /s/ Glenn A. Forbes
                                       -----------------------------------------
                                       Name:  Glenn A. Forbes
                                       Title: Executive Vice President


                                    PLAYTEX INTERNATIONAL CORP.


                                    By: /s/ Glenn A. Forbes
                                       -----------------------------------------
                                       Name:  Glenn A. Forbes
                                       Title: Executive Vice President


                                    TH MARKETING CORP.


                                    By: /s/ Glenn A. Forbes
                                       -----------------------------------------
                                       Name:  Glenn A. Forbes
                                       Title: Executive Vice President


                                    SMILE-TOTE, INC.


                                    By: /s/ Glenn A. Forbes
                                       -----------------------------------------
                                       Name:  Glenn A. Forbes
                                       Title: Executive Vice President

                                    SUN PHARMACEUTICALS CORP.


                                    By: /s/ Glenn A. Forbes
                                       -----------------------------------------
                                       Name:  Glenn A. Forbes
                                       Title: Executive Vice President


                                    PERSONAL CARE GROUP, INC.


                                    By: /s/ Glenn A. Forbes
                                       -----------------------------------------
                                       Name:  Glenn A. Forbes
                                       Title: Executive Vice President


                                    PERSONAL CARE HOLDINGS, INC.


                                    By: /s/ Glenn A. Forbes
                                       -----------------------------------------
                                       Name:  Glenn A. Forbes
                                       Title: Executive Vice President


                                    CAREWELL INDUSTRIES, INC.


                                    By: /s/ Glenn A. Forbes
                                       -----------------------------------------
                                       Name:  Glenn A. Forbes
                                       Title: Executive Vice President


THE BANK OF NEW YORK,
as Trustee


By: /s/ Geovanni Barris
   -------------------------
   Name:  Geovanni Barris
   Title: Vice President

                                   EXHIBIT A1
                              (Face of Global Note)

================================================================================



                                                      CUSIP/CINS ______________


                    9-3/8% Senior Subordinated Notes due 2011


No. __                                                      $
                                                             -----------

                             PLAYTEX PRODUCTS, INC.

promises to pay to ________, or registered assigns, the principal sum of _______ Dollars on June 1, 2011

Interest Payment Dates: June 1 and December 1

Record Dates:  May 15 and November 15

Dated: May 22, 2001


                                          PLAYTEX PRODUCTS, INC.


                                          BY:
                                             ---------------------------------
                                             Name:
                                             Title:

This is one of the Global Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK,
  as Trustee


By:
   --------------------------
   Name:
   Title:






================================================================================



                                      A1-1

                                 (Back of Note)

         9-3/8% [Series A] [Series B] Senior Subordinated Notes due 2011

Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

      THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

      THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
      (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
      (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
      (V) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                                      A1-2

      THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND
      (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. INTEREST. Playtex Products, Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 9-3/8% per annum from May 22, 2001 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. Interest on the Notes will accrue at the rate of 9-3/8% per annum. The Company will pay interest and Liquidated Damages, if any, semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "INTEREST PAYMENT Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 22, 2001; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and PROVIDED FURTHER that the first Interest Payment Date shall be December 1, 2001. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the Record Date next preceding the Interest Payment Date, even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office of the Paying Agent and Registrar. Holders of Notes must surrender their Notes to the Paying Agent to collect principal payments, and the Company may, at its option, pay principal and interest and Liquidated Damages, if any, by check and may mail checks to a Holder's registered address; PROVIDED that all payments with respect to Global Notes and Definitive Notes, the Holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or


                                      A1-3

Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

      4. INDENTURE. The Company issued the Notes under an Indenture dated as of May 22, 2001 ("INDENTURE"), between the Company, the Guarantors named in
Schedule 1 thereto (the "GUARANTORS") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders ARE referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company initially limited to $350,000,000 in aggregate principal amount. Additional Notes may be issued pursuant to Sections 2.02 and
4.09 of the Indenture and, if issued, will be treated as a single class for all purposes under the Indenture; PROVIDED that the aggregate principal amount of Notes issued under the Indenture may not exceed $500,000,000, except as provided in Section 2.07 of the Indenture.

      5. OPTIONAL REDEMPTION.

      (a) Except as provided in subparagraph (b) of this Paragraph 5, the Notes will not be redeemable at the Company's option prior to June 1, 2006. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 90 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

            YEAR                                            PERCENTAGE

            2006.............................................104.688%
            2007.............................................103.125%
            2008.............................................101.563%
            2009 and thereafter..............................100.000%

      (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, on or prior to June 1, 2004, the Company may redeem up to 35% of the aggregate principal amount of Notes issued from time to time under the Indenture at a redemption price of 109.375% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the Net Cash Proceeds of one or more Equity Offerings; PROVIDED that at least 65% of the aggregate principal amount of Notes issued from time to time under the Indenture remains outstanding immediately after the occurrence of any such redemption; and PROVIDED FURTHER that such redemption shall occur within 90 days of the date of the closing of any such Equity Offering.

      (c) Any redemption pursuant to this subparagraph 5 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

      6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

      7. REPURCHASE AT OPTION OF HOLDER.

      (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such


                                      A1-4

Holder's Notes pursuant to the offer described in Section 4.14 of the Indenture (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase (the "CHANGE OF CONTROL PAYMENT"). Within 15 days following any Change of Control, the Company will, or will cause the Trustee to, mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

      (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not applied to prepay or repay permanently any Senior Indebtedness then outstanding as provided by the terms thereof (and to effect a corresponding commitment reduction in the event that the Senior Indebtedness prepaid or repaid is not a term loan) within 12 months of the closing of such Asset Sale, or if no such Senior Indebtedness is then outstanding, then the Company may within 12 months of such Asset Sale invest in properties and assets that replace the property or assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries existing on the date of the Indenture or in businesses reasonably related thereto. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds equals $25.0 million or more the Company shall apply the Excess Proceeds to the repayment of the Notes and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness. The Company will be required to make an offer to all Holders of Notes (an "ASSET SALE OFFER") in accordance with the provisions set forth in the Indenture to purchase the maximum principal amount of Notes that may be purchased out of an amount (the "NOTE Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined in the Indenture) of all Notes tendered); and to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase or otherwise repay or repurchase or redeem Pari Passu Indebtedness (a "PARI PASSU OFFER") in an amount ("PARI PASSU DEBT AMOUNT") equal to the excess of the Excess Proceeds over the Note Amount; PROVIDED that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an Asset Sale Offer may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Notes.

      8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 90 days before the redemption date, except as provided in the Indenture, to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

      9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company


                                      A1-5
need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

      10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

      11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (and Additional Notes, if any) and any past Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (and Additional Notes, if any). Without the consent of any Holder of a Note, the Indenture, the Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation or sale of substantially all of the assets of the Company as permitted by the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a Supplemental Indenture to the Indenture and/or a Guarantee with respect to the Notes.

      12. DEFAULTS AND REMEDIES. Each of the following constitutes an "Event of Default": (a) a default in the payment of any interest or Liquidated Damages, if any, with respect to any Note when it becomes due and payable, and such default shall continue for a period of 30 days; (b) a default in the payment of the principal of (or premium, if any, on) any Note when and as the same shall become due and payable at maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise); (c) (i) a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clauses
(a) or (b) above or in sub-clauses (ii) or (iii) of this clause (c)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes; (ii) a default in the performance or breach of the provisions described in Article 5 of the Indenture; or (iii) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 4.14 of the Indenture; (d) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $25,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated; (e) any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or the Company not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee; (f) one or more final judgments, orders or decrees for the payment of money in excess of $15,000,000, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either (i) enforcement proceedings shall have been commenced upon such judgment, order or decree or (ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect; or (g) certain events of bankruptcy or insolvency as described in the Indenture with respect to the Company or any Material Subsidiary.

                                      A1-6

      If any Event of Default (other than certain events of bankruptcy or insolvency with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately by a notice in writing to the Company and, if the Credit Agreement is in effect, to the administrative agent under the Credit Agreement, and upon any such declaration such amount shall become immediately due and payable, except if the Credit Agreement is in effect, any such acceleration shall not be effective until the first to occur of (i) an acceleration under the Credit Agreement; or
(ii) the fifth Business Day after receipt by the Company and the administrative agent under the Credit Agreement of such written notice and thereupon the Trustee may, at its discretion proceed to protect and enforce the rights of the Holders of Notes by appropriate judicial proceedings. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

      After a declaration of acceleration, but before a judgement or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences as provided in the Indenture.

      13. SUBORDINATION. The Company agrees, and each Holder by accepting a Note agrees, that the payment of principal of, premium and interest and Liquidated Damages, if any, on the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness (whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

      14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      15. NO RECOURSE AGAINST OTHERS. No past, present or future member, director, officer, employee, incorporator or stockholder, of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company and the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

      16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).



                                      A1-7

      18. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of May 22, 2001, between the Company and the parties named on the signature pages thereof (the "REGISTRATION RIGHTS AGREEMENT").

      19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.



                                      A1-8

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

            Playtex Products, Inc.
            300 Nyala Farms Road
            Westport, Connecticut 06880
            Telecopier No.:  (203) 341-4260
            Attention:  Chief Financial Officer


                                      A1-9

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

--------------------------------------------------------------------------------
 (Insert assignee's legal name)
--------------------------------------------------------------------------------
 (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                               Your Signature:
                                                   ---------------------------
                                    (Sign exactly as your name appears on the
                                     Note)


                                    Tax Identification No:
                                                          ----------------------

                                    Signature Guarantee*:



      *Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)






                                     A1-10

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

            /_/ Section 4.10                         /_/ Section 4.14

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $________

Date:                               Your Signature:
                                                   ---------------------------
                                    (Sign exactly as your name appears on the Note)


                                    Tax Identification No:
                                                          --------------------

                                    Signature Guarantee*:



      *Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)






                                     A1-11

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                            Principal
                        Amount of         Amount of          amount
                       decrease in       increase in     of this Global     Signature of
                        principal         principal           Note           authorized
                         amount            amount           following        officer of
                         of this           of this        such decrease      Trustee or
 Date of Exchange      Global Note       Global Note       (or Increase)   Note Custodian
 ----------------      -----------       -----------       ------------    --------------





                                     A1-12

                                   EXHIBIT A2
                  [FACE OF REGULATION S TEMPORARY GLOBAL NOTE]
--------------------------------------------------------------------------------

                                                      CUSIP/CINS ______________


                     9-3/8% Senior Subordinated Notes due 2011


No. __                                                      $
                                                             -----------

                             PLAYTEX PRODUCTS, INC.

promises to pay to _______, or registered assigns, the principal sum of ________ Dollars on June 1, 2011

Interest Payment Dates: June 1 and December 1

Record Dates:  May 15 and November 15

Dated: May 22, 2001


                                          PLAYTEX PRODUCTS, INC.


                                          BY:
                                             ---------------------------------
                                             Name:
                                             Title:

This is one of the Global Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK,
  as Trustee


By:
   --------------------------
   Name:
   Title:






================================================================================




                                      A2-1

                  [Back of Regulation S Temporary Global Note]

         9-3/8% [Series A] [Series B] Senior Subordinated Notes due 2011

Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

      THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

      UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.



                                      A2-2

      THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
      (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
      (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
      (V) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

      THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND
      (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. INTEREST. Playtex Products, Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 9-3/8% per annum from May 22, 2001 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. Interest on the Notes will accrue at the rate of 9-3/8% per annum. The Company will pay interest and Liquidated Damages, if any, semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "INTEREST PAYMENT Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 22, 2001; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next


                                      A2-3
succeeding Interest Payment Date; and PROVIDED FURTHER that the first Interest Payment Date shall be December 1, 2001. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the Record Date next preceding the Interest Payment Date, even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office of the Paying Agent and Registrar. Holders of Notes must surrender their Notes to the Paying Agent to collect principal payments, and the Company may, at its option, pay principal and interest and Liquidated Damages, if any, by check and may mail checks to a Holder's registered address; PROVIDED that all payments with respect to Global Notes and Definitive Notes, the Holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

      4. INDENTURE. The Company issued the Notes under an Indenture dated as of May 22, 2001 ("INDENTURE"), between the Company, the Guarantors named in
Schedule 1 thereto (the "GUARANTORS") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders ARE referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company initially limited to $350,000,000 million in aggregate principal amount. Additional Notes may be issued pursuant to Sections
2.02 and 4.09 of the Indenture and, if issued, will be treated as a single class for all purposes under the Indenture; PROVIDED that the aggregate principal amount of Notes issued under the Indenture may not exceed $500,000,000, except as provided in Section 2.07 of the Indenture.

      5.    OPTIONAL REDEMPTION.

      (a) Except as provided in subparagraph (b) of this Paragraph 5, the Notes will not be redeemable at the Company's option prior to June 1, 2006. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 90 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

                                      A2-4

            YEAR                                            PERCENTAGE

            2006.............................................104.688%
            2007.............................................103.125%
            2008.............................................101.563%
            2009 and thereafter..............................100.000%

      (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, on or prior to June 1, 2004, the Company may redeem up to 35% of the aggregate principal amount of Notes issued from time to time under the Indenture in cash at a redemption price of 109.375% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; PROVIDED that at least 65% of the aggregate principal amount of Notes issued from time to time under the Indenture remains outstanding immediately after the occurrence of any such redemption; and PROVIDED FURTHER that such redemption shall occur within 90 days of the date of the closing of any such Equity Offering.

      (c) Any redemption pursuant to this subparagraph 5 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

      6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

      7. REPURCHASE AT OPTION OF HOLDER.

      (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes pursuant to the offer described in Section 4.14 of the Indenture (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 15 days following any Change of Control, the Company will, or will cause the Trustee to, mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

      (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not applied to prepay or repay permanently any Senior Indebtedness then outstanding as provided by the terms thereof (and to effect a corresponding commitment reduction in the event that the Senior Indebtedness prepaid or repaid is not a term loan) within 12 months of the closing of such Asset Sale, or if no such Senior Indebtedness is then outstanding, then the Company may within 12 months of such Asset Sale invest in properties and assets that replace the property or assets that were the subject of the Asset Sale; or invest in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries existing on the date of the Indenture or in businesses reasonably related thereto. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds equals $25.0 million or more the Company shall apply the Excess Proceeds to the repayment of the Notes and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness. The Company will be required to make an offer to all Holders of Notes (an "ASSET SALE OFFER") in accordance with the provisions set forth in the Indenture to purchase the maximum principal amount of Notes that may be purchased out of an amount (the "NOTE AMOUNT") equal to the product of such Excess Proceeds multiplied by a fraction, the


                                      A2-5
numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined in the Indenture) of all Notes tendered); and to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase or otherwise repay or repurchase or redeem Pari Passu Indebtedness (a "PARI PASSU OFFER") in an amount ("PARI PASSU DEBT AMOUNT") equal to the excess of the Excess Proceeds over the Note Amount; PROVIDED that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an Asset Sale Offer may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Notes.

      8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 90 days before the redemption date, except as provided in the Indenture, to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

      9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

      This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

      10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

      11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (and Additional Notes, if any) and any past Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (and Additional Notes, if any). Without the consent of any Holder of a Note, the Indenture, the Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to


                                      A2-6

Holders of the Notes in case of a merger or consolidation or sale of substantially all of the assets of the Company as permitted by the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a Supplemental Indenture to the Indenture and/or a Guarantee with respect to the Notes.

      12. DEFAULTS AND REMEDIES. Each of the following constitutes an "Event of Default": (a) a default in the payment of any interest or Liquidated Damages, if any, with respect to any Note when it becomes due and payable, and such default shall continue for a period of 30 days; (b) a default in the payment of the principal of (or premium, if any, on) any Note when and as the same shall become due and payable at maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise); (c) (i) a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clauses
(a) or (b) above or in sub-clauses (ii) or (iii) of this clause (c)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes; (ii) a default in the performance or breach of the provisions described in Article 5 of the Indenture; or (iii) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 4.14 of the Indenture; (d) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $25,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated; (e) any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or the Company not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee; (f) one or more final judgments, orders or decrees for the payment of money in excess of $15,000,000, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either (i) enforcement proceedings shall have been commenced upon such judgment, order or decree or (ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect; or (g) certain events of bankruptcy or insolvency as described in the Indenture with respect to the Company or any Material Subsidiary.

      If any Event of Default (other than certain events of bankruptcy or insolvency with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may direct the Trustee to declare all the Notes to be due and payable immediately by a notice in writing to the Company and, if the Credit Agreement is in effect, to the administrative agent under the Credit Agreement, and upon any such declaration such amount shall become immediately due and payable, except if the Credit Agreement is in effect, any such acceleration shall not be effective until the first to occur of (i) an acceleration under the Credit Agreement; or (ii) the fifth Business Day after receipt by the Company and the administrative agent under the Credit Agreement of such written notice and thereupon the Trustee may, at its discretion proceed to protect and enforce the rights of the Holders of Notes by appropriate judicial proceedings. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any


                                      A2-7
continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

      The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all the Notes waive any past Default or Event of Default under the Indenture and its consequences, except, subject to Section 6.03 of the Indenture, a continuing Default or Event of Default in the payment of the principal, premium, if any, and Liquidated Damages, if any, or interest on any Notes, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note outstanding.

      After a declaration of acceleration, but before a judgement or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences as provided in the Indenture.

      13. SUBORDINATION. The Company agrees, and each Holder by accepting a Note agrees, that the payment of principal of, premium and interest and Liquidated Damages, if any, on the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness (whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

      14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      15. NO RECOURSE AGAINST OTHERS. No member, director, officer, employee, incorporator or stockholder, of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company and the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

      16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      18. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of May 22, 2001, between the Company and the parties named on the signature pages thereof (the "REGISTRATION RIGHTS AGREEMENT").

      19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on


                                      A2-8
the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.



                                      A2-9

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

            Playtex Products, Inc.
            300 Nyala Farms Road
            Westport, Connecticut 06880
            Telecopier No.:  (203) 341-4260
            Attention:  Chief Financial Officer


                                     A2-10

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

(J) or (we) assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                               Your Signature:
                                                   ---------------------------
                                    (Sign exactly as your name appears on the
                                     Note)


                                    Tax Identification No:
                                                          ----------------------

                                    Signature Guarantee*:



      *Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)




                                     A2-11

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

            /_/ Section 4.10      /_/ Section 4.14

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $________

Date:                               Your Signature:
                                                   ---------------------------
                                    (Sign exactly as your name appears on the
                                     Note)


                                    Tax Identification No:
                                                          --------------------

                                    Signature Guarantee*:



      *Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)






                                     A2-12

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

      The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:


                                                            Principal
                        Amount of         Amount of          amount
                       decrease in       increase in     of this Global     Signature of
                        principal         principal           Note           authorized
                         amount            amount           following        officer of
                         of this           of this        such decrease      Trustee or
 Date of Exchange      Global Note       Global Note      (or Increase)    Note Custodian
 ----------------      -----------       -----------      -------------    --------------















                                     A2-13

                                    EXHIBIT B
                         FORM OF CERTIFICATE OF TRANSFER

Playtex Products, Inc.
300 Nyala Farms Road
Westport, Connecticut 06880
Telecopier No.:
Attention:  Chief Financial Officer

The Bank of New York
101 Barclay Avenue
Floor 21 West
New York, NY 10286
Telecopier No.:  (212) 815-5915
Attention:  Corporate Trust - Trustee Administration

Re:      9-3/8% Senior Subordinated Notes due 2011

      Reference is hereby made to the Indenture, dated as of May 22, 2001 (the "INDENTURE") among Playtex Products, Inc. (the "COMPANY"), as issuer, the Guarantors listed on Schedule 1 thereto, and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ______________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to __________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. /_/ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. /_/ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Temporary Global Note, the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. /_/ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

      (a) /_/ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

      (b) /_/ such Transfer is being effected to the Company or a subsidiary thereof;

      (c) /_/ such Transfer is being effected pursuant to an effectIVE registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

      (d) /_/ such Transfer is being effected to an Institutional AccrediTED Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement

      Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. /_/ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

      (a) /_/ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (b) /_/ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (c) /_/ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                          [Insert Name of Transferor]

                                          BY:
                                             ---------------------------------
                                             Name:
                                             Title:

                                          Signature Guarantee*:



      *Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)



Dated:      __________, ____

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:

                             [CHECK ONE OF (a) OR (b)]

      (a) /_/ a beneficial interest in the:

            (i)   /_/ 144A Global Note (CUSIP 72813PAF7), or

            (ii) /_/ Regulation S Global Note (CUSIP U7263SAA0), or

            (iii) /_/ IAI Global Note (CUSIP 72813PAG5), or

      (b) /_/ a Restricted Definitive Note.


2.    After the Transfer the Transferee will hold:

                                    [CHECK ONE]

      (a) /_/ a beneficial interest in the:

            (i) /_/ 144A Global Note (CUSIP 72813PAF7), or

            (ii) /_/ Regulation S Global Note (CUSIP U7263SAA0), or

            (iii) /_/ IAI Global Note (CUSIP 72813PAG5), or

      (b) /_/ a Restricted Definitive Note, or

      (c) /_/ an Unrestricted Definitive Note,

      in accordance with the terms of the Indenture.

                                    EXHIBIT C
                         FORM OF CERTIFICATE OF EXCHANGE

Playtex Products, Inc.
300 Nyala Farms Road
Westport, Connecticut 06880
Telecopier No.:
Attention:  Chief Financial Officer

The Bank of New York
101 Barclay Avenue
Floor 21 West
New York, New  York 10286
Telecopier No.:  (212) 815-5915
Attention:  Corporate Trust - Trustee Administration

Re:   9-3/8% Senior Subordinated Notes Due 2011


      Reference is hereby made to the Indenture, dated as of May 22, 2001 (the "INDENTURE"), among Playtex Products, Inc. (the "COMPANY"), as issuer, the Guarantors listed on Schedule 1 thereto and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ____________, (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

      (a) /_/ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (b) /_/ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive

Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (c) /_/ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (d) /_/ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

      (a) /_/ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A
RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

      (b) /_/ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [GRAPHIC OMITTED] "144A Global Note", [GRAPHIC OMITTED] "Regulation S Global Note", [GRAPHIC OMITTED] "IAI Global Note" with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                          [Insert Name of Owner]

                                          By:
                                             ---------------------------------
                                             Name:
                                             Title:

                                             Signature Guarantee*:



      *Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)



Dated:      __________, ____

                                    EXHIBIT D
                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Playtex Products, Inc.
300 Nyala Farms Road
Westport, Connecticut 06880
Telecopier No.:
Attention:  Chief Financial Officer

The Bank of New York
101 Barclay Avenue
Floor 21 West
New York, New York 10286
Telecopier No.:  (212) 815-5915
Attention:  Corporate Trust - Trustee Administration

Re:      9-3/8% Senior Subordinated Notes due 2011


      Reference is hereby made to the Indenture, dated as of May 22, 2001 (the "INDENTURE"), among Playtex Products, Inc. (the "COMPANY"), as issuer, the Guarantors listed on Schedule 1 thereto and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

      (a) /_/ a beneficial interest in a Global Note, or

      (b) /_/ a Definitive Note,

      we confirm that:

   1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

   2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein),
      (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act and in each case of accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

   3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the placement agents.

   4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

   5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                       ---------------------------------------
                                       [Insert Name of Accredited Investor]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                          Signature Guarantee*:

      *Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)


Dated: __________________, ____

                                    EXHIBIT E
                          FORM OF NOTATION OF GUARANTEE

      For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 22, 2001 (the "INDENTURE") among the Playtex Products, Inc., the Guarantors listed on Schedule I thereto and The Bank of New York, as Trustee (the "TRUSTEE"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; PROVIDED, HOWEVER, that the Indebtedness evidenced by this Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                                       [NAME OF GUARANTOR(S)]


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT F
                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

      SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of ________, ____ among __________________ (the "GUARANTEEING SUBSIDIARY"), a subsidiary of Playtex Products, Inc. (or its permitted successor), a Delaware corporation (the "COMPANY"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as Trustee under the Indenture referred to below (the "TRUSTEE").

                                W I T N E S S E T H

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the "INDENTURE"), dated as of May 22, 2001 providing for the issuance of an aggregate principal amount of up to $500,000,000 of 9-3/8% Senior Subordinated Notes due 2011 (the "NOTES");

      WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a Supplemental Indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "GUARANTEE"); and

      WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

      1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

      (a) Along with all Guarantors named in the Indenture, to jointly and severally, unconditionally guarantee on a senior subordinated basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

      (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and the Indenture; and

      (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

      (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

      (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

      (d) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

      (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

      (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

      (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

      (h) If the Guaranteeing Subsidiary makes a payment or distribution under a Guarantee, such Guaranteeing Subsidiary shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the assets of each Guarantor determined accordance with GAAP. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

      (i) Pursuant to Section 11.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Guarantee will not constitute a fraudulent transfer or conveyance.

      (j) The Obligations of the Guaranteeing Subsidiary under this Guarantee and pursuant to Article 11 of the Indenture shall be junior and subordinated to all Senior Indebtedness of such

Guaranteeing Subsidiary on the same basis as the Notes are junior and subordinated to Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to the Indenture, including Article 10 thereof and this Guarantee with respect to subordination.

      Upon any voluntary or involuntary liquidation or dissolution of the Guaranteeing Subsidiary or any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guaranteeing Subsidiary or its respective property, all Senior Indebtedness of such Guaranteeing Subsidiary must be paid in full in cash or Cash Equivalents before any payment or distribution is made (excluding a distribution of Permitted Junior Securities) upon principal, interest, premium, if any, and Liquidated Damages, if any, on the Notes.

      3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

      4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

      (a) Except as otherwise provided in Section 11.06 of the Indenture, the Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

      (i) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of such Guaranteeing Subsidiary under the Indenture, its Guarantee and, if it is still in effect, the Registration Rights Agreement pursuant to a Supplemental Indenture reasonably satisfactory to the Trustee; or

      (ii) such sale, disposition, merger or consolidation is permitted by the terms of the Indenture and, to the extent required, the Net Cash Proceeds are applied in accordance with the applicable provisions of the Indenture.

      (b) In case of any such sale of all or substantially all of its assets to, or consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by Supplemental Indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guaranteeing Subsidiary, such successor Person shall succeed to and be substituted for the Guaranteeing Subsidiary with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Guarantees had been issued at the date of the execution of the Indenture.

      (c) Except as set forth in Articles 4 and 5 and Section 11.06 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of the Guaranteeing Subsidiary with or into the Company or another

Guarantor, or shall prevent any sale or conveyance of the property of a Guaranteeing Subsidiary as an entirety or substantially as an entirety to the Company or another Guarantor.

      5. RELEASES.

      The Guarantee of a Guaranteeing Subsidiary will be released:

      (a) in connection with any consolidation or merger if the Guaranteeing Subsidiary or surviving Person shall cease to be a Subsidiary of the Company, and if the consolidation or merger complies with the provisions of the Indenture;

      (b) in connection with any sale or other disposition of all or substantially all of the assets of the Guaranteeing Subsidiary (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if all of the conditions in Section 11.06 of the Indenture are satisfied and the sale or other disposition complies with Section 4.10 of the Indenture;

      (c) if the Guaranteeing Subsidiary is declared to be an Unrestricted Subsidiary in accordance with the provisions of the Indenture; or

      (d) in connection with any sale of all of the Capital Stock of the Guaranteeing Subsidiary to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale complies with Section 4.10 of the Indenture.

      6. RELEASES FOLLOWING SALE OF ASSETS. In the event or a sale or other disposition of all or substantially all of the assets of the Guaranteeing Subsidiary, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of such Guaranteeing Subsidiary, then such Guaranteeing Subsidiary (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guaranteeing Subsidiary) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guaranteeing Subsidiary) will be released and relieved of any obligations under its Guarantee; PROVIDED that the Net Cash Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 thereof. Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation
Section 4.10 thereof, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guaranteeing Subsidiary from its obligations under its Guarantee.

      In the event of the defeasance of the Notes in accordance with the terms of the Indenture, including without limitation Section 8.02 and 8.03 thereof, and in the event of the designation of any Restricted Subsidiary that is a Guaranteeing Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture, then such Guarantor will be released and relieved of any obligations under its Guarantee.

      Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in
Article 11 thereof.

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

      6. NO RECOURSE AGAINST OTHERS. No past, present or future member, director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

      7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

      10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

      11. SUCCESSORS AND ASSIGNS. All agreements of the Company, the Guaranteeing Subsidiary and the Guarantors in this Supplemental Indenture shall bind their successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

      12. SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.






                                      F-5
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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________, ____
                                    [GUARANTEEING SUBSIDIARY]


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    PLAYTEX PRODUCTS, INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    THE BANK OF NEW YORK
                                         as Trustee

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


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


                                   SCHEDULE 1

                                 THE GUARANTORS

      The following schedule lists each Guarantor of the Notes as of the date of the Indenture:

                                                                  State of
Guarantors                                                     Incorporation
----------                                                     -------------
1.      Playtex Sales & Services, Inc.                           Delaware
2.      Playtex Manufacturing, Inc.                              Delaware
3.      Playtex Investment Corp.                                 Delaware
4.      Playtex International Corp.                              Delaware
5.      TH Marketing Corp.                                       Delaware
6.      Smile-Tote, Inc.                                        California
7.      Sun Pharmaceuticals Corp.                                Delaware
8.      Personal Care Group, Inc.                                Delaware
9.      Personal Care Holdings, Inc.                             Delaware
10.     Carewell Industries, Inc.                                New York